As filed with the Securities and Exchange Commission on February 27, 2004

                                                Registration No.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ON THE GO HEALTHCARE, INC.
              (Name of small business issuer in its charter)

Delaware                                 5090                     98-0231687
(State of other jurisdiction (Primary Standard Industrial       (IRS Employer
of incorporation)            Classification Code Number) Identification Number)

                        85 Corstate Avenue, Unit #1
                              Concord, Ontario
                               Canada L4K 4Y2
                               (905) 760-2987
        (Address and telephone number of principal executive offices)

        85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2
(Address of principal place of business or intended principal place of business)

                           Stuart Turk, President
                        85 Corstate Avenue, Unit #1
                             Concord, Ontario
                              Canada L4K 4Y2
                              (905) 760-2987
          (Name, address and telephone number of agent for service)

                        Copies of communications to:

                               Amy Trombly
                             80 Dorcar Road
                            Newton, MA  02459
                             (617) 243-0850


        Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

        If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of each| Amount to be | Proposed maximum| Proposed maximum| Amount of
class of     | registered(1)| offering price  | Aggregate       | registration
securities to|              | per security (2)| offering price  | fee
be registered|              |                 |                 |
-------------------------------------------------------------------------------
Common stock,|              |                 |                 |
par value    |              |                 |                 |
$.0001 per   |  31,000,000  |     $0.07       |     $2,170,000  |   $274.94
share        |              |                 |                 |
-------------------------------------------------------------------------------




(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). For the purposes of this table, we have used the average of the closing bid and ask prices of the common stock as traded in the over the counter market and reported on the OTC Electronic Bulletin Board on February 26, 2004


For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 30,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 30,000,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 30,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

                        ON THE GO HEALTHCARE, INC.

        This prospectus relates to the sale of up to 31,000,000 shares of our common stock by our stockholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with one of the selling stockholders, Dutchess Private Equities Fund,L.P., which permits us to "put" up to $5 million in shares of common stock to Dutchess Private Equities Fund. The registration statement is registering shares to use $5,000,000 of the Equity line. All costs associated with this registration will be borne by us.

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol OGHI.OB.
On February 11, 2004, the last reported sale price of our common stock was $0.09 per share.

        The selling stockholders consist of:

        - Dutchess Private Equities Fund, L.P. which may resell up to 30,000,000 shares of our common stock;

        - NFC Corporation which intends to resell up to 900,000 shares of our common stock; and

        - 964434 Ontario Inc. which intends to resell up to 100,000 shares of our common stock.

        Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 94% of the average of the three lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares held by NFC and 964434 Ontario Inc. were issued by us in a prior private placement.


                             ____________________

        This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                   SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ____________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.




     Subject to Completion, the date of this Prospectus is February 27, 2004

                              TABLE OF CONTENTS


PROSPECTUS SUMMARY...................................................3
RISK FACTORS.........................................................6
USE OF PROCEEDS.....................................................11
DILUTION............................................................12
CAPITALIZATION......................................................13
DIVIDEND POLICY.....................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS.............................14
DESCRIPTION OF BUSINESS.............................................17
DESCRIPTION OF PROPERTY.............................................24
MANAGEMENT..........................................................24
EXECUTIVE COMPENSATION..............................................26
RELATED PARTY TRANSACTIONS..........................................27
MARKET FOR OUR COMMON STOCK.........................................27
REPORTS TO SECURITYHOLDERS..........................................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......28
SELLING STOCKHOLDERS................................................29
DESCRIPTION OF SECURITIES...........................................30
PLAN OF DISTRIBUTION................................................30
LEGAL PROCEEDINGS...................................................34
LEGAL MATTERS.......................................................34
EXPERTS.............................................................34
FINANCIAL STATEMENTS..........................................F1 - F30

                             PROSPECTUS SUMMARY

The following summary includes material information about the Offering. Because it is a summary, it does not contain all of the information you should consider before making an investment decision.



                         ON THE GO HEALTHCARE, INC.

        We incorporated in the State of Delaware on July 21, 2000. International Mount Company Limited, which was incorporated under the laws of Canada in August 1993, is our wholly owned subsidiary. We acquired International Mount on July 21, 2000, through the issuance to its shareholders of 16,000,000 shares of our common stock, in exchange for all of the issued and outstanding shares of International Mount's common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our subsidiary.

        Through our subsidiary, International Mount, we are a manufacturer of healthcare products targeting the home healthcare, medical, rehabilitation and long-term care markets in North America. We currently manufacture, market and distribute portable reusable heating pads, molded cases for pills, condoms and tampons and a child padded training seat under our own brand names throughout Canada and the United States. We maintain manufacturing and distribution facilities in Canada. We continuously seek to expand our product lines by increasing our investment in product development, relevant acquisitions, and through the forming of strategic alliances with other companies. Our primary marketing strategy is directed towards hospitals, nursing homes, physicians, home healthcare and rehabilitation re-distributors, as well as both wholesalers and retailers of healthcare products, including drug stores, catalog companies, pharmacies, home-shopping related businesses, and certain governmental agencies. Currently, our primary customers are independent retailers, franchised drug stores and wholesalers.

        In October 2003 we acquired the assets and liabilities of Compuquest Inc. through our subsidiary International Mount. Compuquest Inc was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba. We are designated an IBM Business Partner and obtained silver level dealer authorization for Hewlett-Packard/Compaq corporation in 2002.

        Our principal executive offices are located at 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2. Our telephone number is
(905)760-2987.



                     INFORMATION ABOUT THE OFFERING

      We have entered into an Investment Agreement also referred to as an Equity Line of Credit with Dutchess Private Equities Fund. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 94% of the average of the three lowest closing bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice.


The number of shares that we will be permitted to put pursuant to the Investment Agreement will be equal to, at our election, either: a) 200% of the average daily volume (U.S. market only) of our common stock for the 10 trading days prior to the date we deliver the put notice multiplied by the average of the three daily closing best bid prices immediately preceding the date we deliver the put notice, or b) $50,000. In no event shall the amount of the put be more than $1,000,000.

      Dutchess will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

- the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus; and

- We have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The Investment Agreement will terminate when any of the following events occur:

-  Dutchess has purchased an aggregate of $5 million of our common stock;

-  36 months after the SEC declares this registration statement effective;

-  we file or otherwise enter an order for relief in bankruptcy;

- trading of our common stock is suspended for a period of 5 consecutive trading days; or

-  our common stock ceases to be registered under the 1934 Act.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Investment Agreement, in part, because the volume and purchase price of the shares will fluctuate and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.


        You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a discounted price between $0.0893 and $0.022325 per share assuming we issued the maximum number of shares.

                       SHARE ISSUANCE AT VARIOUS PRICES

Share     Number of      Proceeds obtained   Total number     Percentage
price     shares to      from Investment     of shares        of total
          be issued(1)   Agreement           outstanding(2)   outstanding(3)

$0.0893     30,000,000       2,679,000         74,543,500            40.2%
$0.066975   40,000,000       2,679,000         84,543,500            47.3%
$0.04465    60,000,000       2,679,000        104,543,500            57.4%
$0.022325  120,000,000       2,679,000        164,543,500            72.9%


(1) Represents the number of shares of common stock to be issued to Dutchess at the prices set forth in the table assuming a draw down of $2,679,000.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Dutchess.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding (assuming no exercise of any options).

Dutchess has indicated that it will resell our shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.


                               THE OFFERING

This offering relates to the resale of our common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

common stock offered by Dutchess Private Equities Fund, L.P...30,000,000 shares common stock offered by NFC Corporation........................  900,000 shares common stock offered by 964434 Ontario Inc.......................100,000 shares




     In addition to the shares we issue to Dutchess, We are also registering the resale of 1,000,000 shares of issued and outstanding common stock, which were issued to 964434 Ontario Inc, and NFC prior to filing of the registration of which this prospectus is a part. To the best of our knowledge, 964434 Ontario Inc, and NFC are unaffiliated with Dutchess.

Use of proceeds............We will not receive any proceeds from this offering.
                           However, we will receive proceeds form our Investment Agreement with Dutchess. See "Use of Proceeds"


                  OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE
                  ---------------------------------------------------------

The following table outlines our capital stock as of February 26, 2004.


Common Stock outstanding
     Before the offering...........................44,543,500  shares(1)
      After the offering...........................74,543,500 shares(1)(2)

(1) Assuming no exercise of options to purchase up to 650,000 shares of common stock pursuant to two consulting agreements filed in our S-8 dated
    April 30, 2003 and 100,000 shares of common stock pursuant to a consulting agreement signed on November 17, 2003 and the options to purchase 500,000 shares of common stock by our CEO for services rendered for the quarter ended October 31, 2003.
(2) Assumes that we put 30,000,000 shares to Dutchess during the term of the Investment Agreement.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

        The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.

                                Three months ended            Year ended
                                    October 31,                  July 31,
                                  2003        2002          2003        2002
                            -----------  ----------    ----------  ----------
Sales                       $  261,850     $20,462       $91,584       75,993
Net loss                      (195,728)    (17,645)     (388,684)    (129,263)
Net loss per common share       ($0.01)     ($0.00)       ($0.01)      ($0.01)

Working Capital (Deficiency)   258,830      11,296       139,344        4,359
Total assets                   809,890     200,417       257,683      201,331
Total number of issued
  common shares             39,027,723  29,613,500    37,653,500   29,613,500
Deficit                       (900,543)   (333,776)     (704,815)    (316,131)
Total shareholders equity      251,627     110,404        70,818      126,300


                                 RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                        RISKS RELATED TO OUR BUSINESS


We have had losses since our inception and expect losses to continue in the foreseeable future. We may never become profitable.

        We had a net loss of $388,684 for the year ended July 31, 2003 and a net loss of $129,263 for the year ended July 31, 2002. Our future operations may not be profitable if we are unable to develop our business. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business.


We could go out of business and you may lose your investment if we are unable to develop or market our manufactured child and healthcare products.

        Until October 2003, we engaged in limited business activities manufacturing child and healthcare products. The manufacture of our products may require further capital investments, development and regulatory approvals. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. We may not be able to develop, provide at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

We may not be able to obtain raw materials for our child and healthcare line at an acceptable cost to make our products, and therefore, we may not be able to generate revenues.

        We rely on the performance and cooperation of independent suppliers and vendors of our raw materials for our child and healthcare line whose services are and will be a material part of our products. We do not have, nor will we have, any direct control over these third parties. Furthermore, we do not have any formal agreements with our suppliers. If we lose a key
supplier, we may not be able to find a cost-effective replacement.   If we
are unable to obtain raw materials at an acceptable cost, we will not be able to produce our products, and therefore, we may not be able to generate revenues.


We may not be able to obtain hardware, software and peripherals at an acceptable cost to be competitive in the marketplace which could increase our costs and lower our gross profit.

        We rely on the supply of hardware, software and peripherals from the same distributors as our competitors and we may not be able to obtain them at a cost that will allow us to produce a profit or sell our products at a competitive price. Furthermore, we do not have formal agreements with our suppliers and are subject to price increases. If we can not obtain supplies at competitive prices, our revenues may decrease and we may not be able to attain or sustain profitability.

We need external funding to sustain and grow our business and if we can not find such funding on acceptable terms, we may have to curtail our operations and we may not be able to implement our business plan which would reduce our revenues and our stock may decline.

We may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Additionally, our business plan contemplates the acquisition of new enterprises and the proceeds from our equity line arrangement with Dutchess may not be sufficient to fully implement our business plan. Accordingly, we will require additional funds to enable us to operate profitably and grow our business. Such financing may not be available on terms acceptable to us or at all. We currently have no bank borrowings or credit facilities and we may not be able to arrange any such debt financing. Additionally, due to the terms of the Investment Agreement, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.





Our original shareholders will have control over our policies and affairs for the foreseeable future and these stockholders may take corporate actions that could negatively impact our business and stock price.

        Upon completion of the offering, our original shareholders will own at least 51% of our outstanding common stock. The original shareholders will continue to control our policies and affairs and all corporate actions requiring shareholder approval, including election of directors.

        Additionally, Mr. Stuart Turk, our Chairman, President and Chief Executive Officer, currently controls a majority of our voting securities. He will continue to hold a substantial portion of our voting securities even if we put 30,000,000 shares of common stock to Dutchess pursuant to our Investment Agreement with Dutchess are exercised. Mr. Turk's holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.

If we lose the exclusive use of the name and product of Healing Heat Sensation, our revenues may decline which may result in a decrease in our stock price.

        We do not own any patents or trademarks for any of our products. While we have registered the business name of Healing Heat Sensation in Ontario, Canada, such registration merely provides us with a registered name to do business under. It does not provide protection for the products manufactured under that name. In addition, we do not own patents on our products, and do not intend to file for patent protection on these products or the Healing Heat Sensation name. Therefore, another company could recreate our products or use the name of Healing Heat Sensation in connection with the products they manufacture, which would adversely affect our revenues.

To increase our revenue, we must increase our sales force, and expand our distribution channels. If we are not successful in these efforts, our business will not grow which could result in a decrease in our stock price.

        To date, we have sold our products primarily through our five person direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

We may encounter difficulties managing our planned growth, which would adversely affect our business and could result in decreasing revenues as well as a decrease in our stock price.

        As of February 26, 2004 we had 8 employees. We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we can not effectively manage our growth, our business may be harmed.


If we lose the research and development skills and manufacturing capabilities of our founder, our ability to attain profitability may be impeded and if we do not attain profitability, our stock price may decrease and you could lose part or all of your investment.

        Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products. He leveraged his research and development skills and manufacturing capabilities to begin the company.
He has invested the necessary start-up costs to date from his personal finances.

        Mr. Turk is critical to our expansion to the next level of growth.
Mr. Turk continues to be our chief product designer and engineer. Our success depends, in large part, upon Mr. Turk's continued availability and our ability to attract and retain highly qualified technical and management personnel.
If we were to lose the benefit of his services, our ability to develop and market our products may be significantly impaired, which would impede our ability to attain profitability. Mr. Turk holds prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure raw product availability on time that is competitively priced.
The loss of key personnel or the failure to recruit necessary additional personnel might impede the achievement of our objectives, as our strength is our people. We presently have no employment agreements with any of our key personnel.

If we lose the skills of the founder of Compuquest, our ability to attain profitability may be impeded and if we do not attain profitability, our stock price may decrease and you could lose part or all of your investment.

        Randal Kalpin founded Compuquest with the intent of capitalizing on the growing market opportunity for computer products. He leveraged his skills to grow the company.

        Mr. Kalpin is critical to our expansion to the next level of growth. Mr. Kalpin continues to be our director of operations of Compuquest. Our success depends, in large part, upon Mr. Kalpins's continued availability and our ability to attract and retain highly qualified technical and management personnel. If we were to lose the benefit of his services, our ability to develop and market our computer products may be significantly impaired, which would impede our ability to attain profitability. Mr. Kalpin holds prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure product availability on time that is competitively priced. The loss of key personnel or the failure to recruit necessary additional personnel might impede the achievement of our objectives, as our strength is our people. We presently have no employment agreements with any of our key personnel.

                RISKS RELATED TO THIS OFFERING AND OUR STOCK

"Penny Stock" rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our shares.

        Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Dutchess will pay less than the then-prevailing market price of our common stock. As a result, existing stockholders may experience significant dilution which may cause our stock price to decrease.

The common stock to be issued under our Investment Agreement with Dutchess will be purchased at a 6% discount to the average of the three lowest closing bid prices for the five days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline.

        Additionally the sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. If the price of our common stock declines, we will be obligated to issue more shares under the Investment Agreement, which could further depress the overall market value of our stock. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline.
If our stock price decreases, then our existing stockholders would experience greater dilution.


Our securities have been thinly traded on the Over-the-Counter Bulletin Board, which may not provide liquidity for our investors.

        Our securities are quoted on the Over-the-Counter Bulletin Board.
The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We may not be able to access sufficient funds under the equity line of credit with Dutchess when needed and, as a result, we may not be able to grow our business as planned which may cause our revenues to decline.

        We will depend on external financing to fund our planned expansion. We expect that these financing needs will be primarily met by our agreement with Dutchess. However, due to the terms of the Investment Agreement, this financing may not be available in sufficient amounts or at all when needed.

Pursuant to the terms of the Equity Line, we will only be able to issue our common stock in limited amounts on a period basis and therefore, we will not be able to raise funds when we need them which could adversely impact our business, ability to earn revenues and our stock price.

        Our Investment Agreement with Dutchess prohibits us from selling our common stock below market price to any party other than Dutchess for one year after this registration statement is declared effective by the SEC without the prior written consent of Dutchess. Additionally, the Investment Agreement limits the amount we can put to Dutchess to, at our election, either:
a) 200% of the average daily volume (U.S. market only) of our common stock for the 10 trading days prior to the date we deliver the put notice multiplied by the average of the three daily closing best bid prices immediately preceding the date we deliver the put notice, or b) $50,000.


Dutchess will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

- the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus; and

- We have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

 As a result, we may not be able to sustain or grow our business as planned which may cause our revenues and stock price to decline.



Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.

        Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We do not intend to pay dividends in the foreseeable future, therefore, you may never see a return on your investment.

        We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.

                                USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the average of the three lowest closing bid prices of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

        For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase. The table assumes estimated offering expenses of $25,000.



                                                   Proceeds       Proceeds
                                                 If 100% Sold    If 50% Sold
                                                 ------------    -----------
Gross proceeds                                   $5,000,000      $2,500,000
Estimated accounting, legal and
associated expenses of Offering                    $ 25,000        $ 25,000
                                                  ---------       ---------
Net Proceeds                                     $4,975,000      $2,475,000
                                                 ==========      ==========

                                       Priority    Proceeds        Proceeds
                                                  ---------       ---------
Sales and marketing                       1st    $1,500,000      $  750,000
Working capital and general
corporate expenses                        2nd    $  750,000      $  375,000
Mergers and Acquisitions                  3rd    $1,200,000      $  600,000
Inventory and raw materials               4th    $  250,000      $  100,000
Machinery, new product
development and testing                   5th    $1,000,000      $  500,000
Expansion of internal operations          6th    $  200,000      $  100,000
Facilities and capital expenditures       7th    $   75,000      $   50,000
                                                  ---------       ---------
                                                 $4,975,000      $2,475,000
                                                 ==========      ==========

        Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                        DETERMINATION OF OFFERING PRICE

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                  DILUTION

        Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Investment Agreement with Dutchess. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement.
The higher the offering price, the greater the dilution to new investors. The following example shows the dilution to new investors at an offering price of $0.0893 per share.

        If we assume that we issue 30,000,000 shares of common stock under the Investment Agreement with Dutchess at an assumed offering price of 94% of $0.095 per share , less the offering expenses of $25,000, our net tangible book value as of October 31, 2003 as adjusted for shares issued after October 31, 2003 would have increased by $2,654,000 from $603,901(adjusted) ($0.01 per share) to $3,257,901 ($0.044 per share). This represents an immediate increase in net tangible book value to existing shareholders of $0.030 per share and an immediate dilution to new shareholders of $0.044 per share, or 50%. The following table illustrates the per share dilution based on the issuance of 15,000,000 shares (50%) or 30,000,000 shares (100%):

                                 Dilution Table

Number of Shares          Net tangible book value     Net Tangible Book Value
Before Offering              Before Offering,         Per Share Before Offering

  44,543,500                     $603,901                       $0.014
-------------------------------------------------------------------------------
Total Number of           Total Amount Of Money
Shares After              Received For Shares, Net
Offering                  of estimated Offering Costs
  50%      or 100%        50%         or  100%
59,543,500 or 74,543,500  $1,314,500  or  $2,654,000
-------------------------------------------------------------------------------
Pro-Forma Net             Net Tangible Book           Pro-Forma Increase Per
Tangible Book             Value Per Share             Share Attributed To
Value Per Share           Before Offering             Shares Offered Hereby
After Offering
50%    or     100%                                    50%     or     100%
$0.032 or     $0.044               $0.014             $0.018  or     $0.030
-------------------------------------------------------------------------------
   Offering               Pro-Forma Net               Pro-Forma Dilution to
Price Per Share(1)        Tangible Book Value         Public After Offering
                          Per Share                   (Your Dilution)
                          50%    or     100%          50%     or     100%
    $0.0893               $0.032  or    $0.044        ($.056)  or    ($0.044)
-------------------------------------------------------------------------------
October 31,2003 net tangible book value adjusted for shares issued after October 31,2003
50% based on 15,000,000 shares of common stock issued under our Investment Agreement with Dutchess
100% based on 30,000,000 shares of common stock issued under our Investment Agreement with Dutchess
(1) The offering price of our common stock is based on the then-existing market price of $0.095 per share reduced by 6% to $0.0893 per share. In order to give prospective investors an idea of the dilution per share they may experience.

                                CAPITALIZATION

        The following table sets forth our capitalization as of October 31,2003 adjusted for 2,690,000 shares issued prior to this offering for services rendered, 2,625,777 shares issued for $345,315 under the investment agreement with Dutchess and 200,000 shares issued for $10,000 upon the exercise of options. The pro forma information includes and accounts for the effects of the anticipated results of the completion of the sale of 15,000,000 shares of our common stock if 50% are put to Dutchess under our Investment Agreement or 30,000,000 shares of our common stock if 100% are Put to Dutchess under our Investment Agreement at an assumed offering price of $0.0893 per share
(after deduction of the estimated expenses of the offering)

                                       October        Proforma as  Proforma as
                                      31, 2003          Adjusted     Adjusted
                                     (Adjusted)          if 50%       if 100%
                                                         Put to       Put to
                                                        Dutchess     Dutchess
                                      -----------------------------------------
Current liabilities:
  Bank indebtedness                   $  54,986       $  54,986     $  54,986
  Accounts payable and
    accrued expenses                  $ 392,635       $ 392,635     $ 392,635
                                     ----------       ---------     ---------
Total current liabilities               447,621         447,621       447,621
                                     ----------       ---------     ---------
Notes payable to related parties        110,642         110,642       110,642
                                     ----------       ---------     ---------
Stockholders' equity:
  Common stock; $.0001 par value;
  100,000,000 shares authorized;
    44,543,500 or 59,543,500, and
    74,543,500 shares issued and
    outstanding at October 31, 2003
    adjusted, proforma 50% and
    pro forma 100%, respectively          4,453           5,954         7,453
  Additional paid-in capital          1,496,740       2,809,739     4,147,740
  Accumulated other comprehensive(loss)   3,251           3,251         3,251
  Accumulated deficit                  (900,543)       (900,543)     (900,543)
                                     ----------       ---------     ---------
Total stockholders' equity              603,901       1,918,401     3,257,901
                                     ----------       ---------     ---------
                                     $1,162,164      $2,476,664    $3,816,164
                                     ==========       =========     =========

                                DIVIDEND POLICY

        We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

        The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the accompanying notes.


Critical Accounting Policies and Estimates

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, and impairment of long-term assets, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.


        We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Consolidated Financial Statements:

        We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," or SAB 101. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We generally recognize revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

        The allowance for doubtful accounts is maintained to provide for losses arising from customers' inability to make required payments. If there is a deterioration of our customers' credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required.

        Inventories are stated at the lower of cost (determined on an average cost basis) or market. Based on our assumptions about future demand and market conditions, inventories are written-down to market value. If our assumptions about future demand change and/or actual market conditions are less favorable than those projected, additional write-downs of inventories may be required.

        Deferred tax assets are recorded based on our projected future taxable income and the resulting utilization of the deferred tax assets. To the extent that it is more likely than not that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets would be necessary and charged to income.

        Loss contingencies arise in the ordinary course of business. In determining loss contingencies, we evaluate the likelihood of the loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of such loss. We accrue for an estimated loss contingency when it is probable that a liability has been incurred or an asset has been impaired and the amount of the loss can be reasonably estimated.

        Amounts billed to customers for shipping and handling are recorded as sales revenues. Costs incurred for shipping and handling are included in cost of sales.

        We offer discounts and point-of-sale rebates to our customers on our products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

        We assess the recoverability of long-lived assets whenever events or changes in business circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows over the remaining useful life is less than the carrying amount of the assets.

        We account for stock-based employee compensation plans under the recognition and measurement principles of Financial Accounting Standards 123.


Results of Operations

For the Fiscal Years Ended July 31, 2003 and July 31, 2002


Revenues

        Revenues increased from $75,993 for the year ended July 31, 2002 to $91,584 for the year ended July 31, 2003. The increase in revenues is mainly attributable to the efforts of our sales force in increasing the number of retail outlets carrying our products.

Selling, General and Administrative Expenses

        Expenses increased by $167,511 from $169,666 for the year ended
July 31, 2002 to $337,177 for the year ended July 31, 2003. The increase can be mainly attributed to the increase in consulting fees and management salaries in the year ended July 31, 2003. We have been investing in marketing research, infrastructure and our website to position the company for expansion and growth. The increase in management salaries is due to the increased business activity.


Net and comprehensive loss

        We experienced an increase in our net loss of approximately $260,000 from approximately $129,000 for the year ended July 31, 2002 to a net loss of approximately $389,000 for the year ended July 31, 2003. The comprehensive loss increased by $226,000 from $145,000 to $371,000. Among the significant items impacting the 2003 results was the increase in selling, general and administrative expenses ($167,511) and the valuation allowance for deferred income taxes. The increase in expenses reflect the increase in costs as we have invested in marketing research, infrastructure and our website to position the company for expansion and growth.

The weighted average shares outstanding for the year ended July 31, 2003 was 31,540,363 an increase of 12,478,113 shares over the weighted average shares outstanding for the year ended July 31, 2002 of 19,062,250.

For the Three Months Ended October 31, 2003 and October 31, 2002


Revenues

        Revenues from sales of healthcare products increased from $20,462 for the three months ended October 31,2002 to $31,201 for the three months ended October 31,2003. This increase is attributable to the sales efforts to distribute through drug store chains and our distributor in the United States. Sales from our computer division are attributable to the acquisition of the operating assets and liabilities of Compuquest Inc.

Cost of Sales

        Cost of sales of our healthcare division increased to $14,606 for the three months ended October 31, 2003 from $7,808 for the comparable period in 2002. The increase in cost of sales is due to the increase in sales revenue. The cost of sales due to the computer division was $198,183 in the first quarter.

Selling, General and Administrative Expenses

        Expenses increased from $30,299 for the three months ended
        October 31, 2002 to $200,223 for the three months ended
        October 31, 2003. The increase can be mainly attributed to the acquisition of our computer hardware division ($33,095), consulting fees ($39,373) management salaries ($65,287) and rental of equipment costs ($20,000). The company has been investing in marketing research, infrastructure and its website to position the company for expansion and growth. The increase in management salaries is due to the increased activity in the company.


Net loss

        We experienced an increase in our net loss from $17,645 to $195,728 for the three months ended October 31, 2003. Among the significant items impacting the current quarter were increased selling, general and administrative expenses ($169,924) and financing costs ($44,566), offset by the increase in gross profit due to the increase in sales revenue. The company has been investing in marketing research, infrastructure and its website to position the company for expansion and growth.




Liquidity and Capital Resources

        Current assets totalled $706,451 as of October 31, 2003 an increase of $488,935 over the July 31, 2003 amount of $217,516. The increase is due primarily to accounts receivable and inventory related to the acquisition in October 2003 of a computer hardware distributor ($344,312). The balance of the increase is the result of capital stock issued as part of the equity line of credit ($262,900) net of cash loss from operations.


        Current liabilities totaled $447,621 as of October 31, 2003 an increase of approximately $387,000 as compared with $60,918 at July 31, 2003. The increase was primarily attributable to the acquisition of the liabilities of the computer hardware distributor ($408,982) offset by a reduction in liabilities in the healthcare segment and a reduction in the Notes payable related parties current portion of approximately $18,000.




        For the three months ended October 31, 2003, the cash required for operations was $40,301 as compared to $15,023 for the three months ended October 31, 2002. The increase in the cash requirement is due to the losses incurred in the quarter.

        For the three months ended October 31, 2003, we had cash provided by financing activities of $201,199 as compared to cash provided by financing activities of $16,477 for the three months ended
        October 31, 2002. The primary source of financing has been common shares issued as part of an Investment Agreement for an equity credit line. A portion of the proceeds on the sale of capital stock has been used to reduce bank debt and repay loans to related parties. In the three months ended October 31, 2002, we received $23,397 from loans from related parties.

        To October 31, 2003, we have not been profitable and have experienced negative cash flows from operations. Operations have been financed through the issuance of stock and loans from related parties.


        On July 21, 2003, we signed an Investment Agreement for the issuance of common shares pursuant to an equity line of credit agreement. The quantity of shares to be issued were limited by the volume of shares traded and the price determined at 94% of the average of the three lowest closing best bids during the pricing period. We used $608,215 of the Equity Line through February 16, 2004. This Agreement was replaced by a new equity line of credit agreement dated
        February 27,2004, in the amount of $5 million.

        For the next 12 months, we expect the primary sources of liquidity for us to be funds generated by our Equity line. The company has access to a credit facility of $115,000 supported by a personal guarantee of a
        director of the company.   We believe that we have sufficient funds to
        fund our operations for a minimum of 12 months. If the equity line does not provide adequate resources for our operating needs, it is highly unlikely that we will be able to obtain alternate debt financing on commercially reasonable terms given our operating history and current financial position. Additionally, the terms of the Equity line with Dutchess prohibit us from selling our stock below market price for one year after this registration statement is declared effective by the SEC, unless we receive written consent from Dutchess. As a result, it is highly unlikely that we will be able to raise funds through the sale of equity during that 12 month period.

        The acquisition of our Computer division October 1, 2003 is expected to generate positive cash flows from operations by 3rd quarter. The volume for 2nd quarter for the computer division has reached $700,000.



DESCRIPTION OF BUSINESS

        We incorporated in the State of Delaware on July 21, 2000. We immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. International Mount shareholders received 16,000,000 shares of our common stock and a cash payment of $198 in exchange for all the issued and outstanding shares of International Mount's common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our International Mount subsidiary.

        In October 2003 we acquired the assets and liabilities of Compuquest Inc. through our subsidiary International Mount. Compuquest Inc was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba. We are designated an IBM Business Partner and obtained silver level dealer authorization for Hewlett-Packard/Compaq corporation in 2002.

Compuquest

        Compuquest is a valued-added reseller of the following computer and computer-related products:

        * Hardware:    Intel-based servers, personal computers, and laptops
                       supporting Windows, Macintosh, Unix, Linux, and Novell operating systems.

        * Peripherals: Printers, monitors, personal digital assistants, scanners, and other computer equipment related to the operation of computers, servers, and laptops.

        * Software:    Microsoft Windows and Apple Macintosh retail boxed
                       products that relate to the operation of computers, servers, and laptops. Those software products include the operating system sold separately as well as with the original hardware.

        * Supplies:    Toners, inks, ribbons, labels, papers and cleaning
                       products.


        All of the products sold by Compuquest are manufactured by others. Compuquest is not involved in the manufacture of computer equipment. Approximately 90% of our revenues are derived from the sale of hardware and peripherals.

On The Go

        On The Go manufactures and markets the following products:

        * Pill Carrying Case: The product is a protective convenient carrying case for pills with four individual compartments and secured closure for discrete and easy storage.

        * Condom Carrying Case: The product is a protective convenient carrying case that holds up to three Condoms with secure closure for discrete and easy storage.

        * Tampon Carrying Case: The product is a protective convenient carrying case that holds two tampons with secure closure for discrete and easy storage.

        * Padded Training Seat:  The product is a child potty training seat.

        All On The Go cases are available with a textured surface and made of one piece hinged polypropylene plastic for strength and durability. Substantially all of our sales are derived from our padded training seat.

Healing Heat Sensation


        Healing Heat Sensation, or HHS, is a registered division of International Mount. We manufacture, market and distribute a range of healthcare products under the HHS brand name. HHS products are marketed to distributors and other consumers, principally hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalogue companies, pharmacies, home-shopping related businesses and certain government agencies.

        Product lines marketed by HHS include therapeutic heat pack products for the acute care, long-term care and consumer markets. HHS also sells heat packs through a distribution/dealer network, which includes cart/kiosk retailing programs located in consumer outlets. HHS's principal product, Healing Heat Sensation, is not a new invention. However, prior to 1990 it was sold primarily as a novelty and hand warmer. HHS's approach is to focus primarily on the therapeutic aspects of the products.

Current Product Offerings Include:

        * Large 8"X18" Reusable / Portable Heat Pack
        * Medium 8"X8" Reusable / Portable Heat Pack
        * Small 4"X10" Reusable / Portable Heat Pack
        * Mini 3"X4" Reusable / Portable Heat Pack

How Healing Heat Sensation Packs Work

        As the Healing Heat Sensation packs change from a resting to a heat generating state there is an element of visible sensationalism that the product undergoes. Simple flexing of the metal disk contained within the pack starts a crystallization process of the pack contents. The consumer can see this process very vividly as they watch the pack crystallize.

        The Healing Heat Sensation pack contains a solution of sodium acetate and water. Sodium acetate is good for super cooling. It freezes at 130 degrees Fahrenheit or 54 degrees Centigrade, but it exists as a liquid at a much lower temperature and is extremely stable. Clicking the disk forces a few molecules to change to a solid state, and the rest of the liquid then rushes to solidify as well. The temperature of the solidifying liquid jumps up to 130 degrees Fahrenheit in the process, while maintaining its flexibility.

        When you boil the crystallized pack you melt it back to the liquid state. Every crystal must be completely melted or the liquid will quickly re-solidify. You can repeat this cycle forever theoretically, just as you can freeze and melt water as many times as you like.  There are no consumables
involved in the conversion process and therefore, nothing to wear out.   The
sealed, plastic containment pouch is constructed of custom formulated, poly vinyl chloride and when appropriately cared for, can last forever.

Sales and Marketing

        Our sales and marketing strategies have been created based on specific target markets. We have established a dedicated sales force composed of two full time sales representatives and two independent sales representatives working solely on commission for our computer division and one full time sales representatives dedicated to our child and healthcare products. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces. We have developed an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target approximately 10,000 business customers, i.e., wholesale distribution networks, retail drug chains, financial, graphics, utility, and education sectors throughout North America.

        We also plan to establish an international sales force consisting of independent commission-only representatives located overseas. In order to expand our presence in the European, South American, and South African markets, we will consider opportunities to enter into a multi-year non-exclusive European, South American and South African distribution agreements for a range of our products with an original equipment manufacturer and supplier of medical products. As of February 26, 2004, we have not initiated our international sales plans nor have we identified a potential partner.



        Our child and healthcare products that we manufacture currently are not required to comply with any requirements imposed by government agencies in our target market of North America.

        We market all our products using a variety of programs and materials including print advertising, product brochures, cooperative advertising programs and sales promotions to reinforce our ongoing commitment to satisfy the needs of our customers. We plan to develop a product line videotape, a CD-ROM version of our catalog and expand our interactive Internet web site. Our Compuquest division utilizes a professionally produced business card CD-Media presentation product to market our authorized products and services.

        We developed a three-year sales and marketing plan that will focus on:
        (i) increased representation and sales growth through retail locations wholesale divisions and worldwide Internet distribution;
        (ii) positioning ourselves as a contender in providing our products to our present market (North America), South America and other emerging markets, at the most economical price;
        (iii) building on our successful relationships with customers and suppliers;
        (iv) increasing market penetration through business to business and web based representation of newly sourced products, and
        (v) continuing negotiations with target corporations in related manufacturing and drug-chain businesses, leading to strategic alliances and acquisitions;
        (vi) positioning ourselves as a rapid reactionary reseller able to use our leaner design to react to emergency requests from across North America;
        (vii) increasing market penetration through business to business and web based representation of our product offerings in a newly designed web portal on our web site.



Marketing Plan

        We believe that we have developed a solid reputation with our suppliers. In the development of our marketing plan, we anticipate building on our current revenue base and developing our product distribution plans based on the following key areas of experience and success:

        (i)    strong existing presence in Canada and United States,
        (ii) the development of distribution network representation in South America and emerging countries,
        (iii) a close working relationship between management and suppliers, distributors and retailers,
        (iv)   specialized private labeling for specific customers and markets,
        (v)    market penetration in current target markets,
        (vi)   acceptance by leading manufacturers and the trade press,
        (vii)  a well-tested line of quality products, and
        (viii) quality customer service.

Strategic Alliances

        An important part of our marketing strategy is to develop relationships with manufacturers who wish to significantly increase their own product sales through a network of distributors and drug-chains offering high demand products at reasonable prices. We believe we will be able to capitalize on manufacturers' product marketing programs, sales forces and distribution strategies.

        We have entered into a Cross Distribution arrangement with Vital Baby Innovations to distribute their line of Heinz Baby Basics Feeding Accessories which includes bottles, bibs and tableware for infants and toddlers within Canada and for them to distribute our padded training seat worldwide.

Wholesale Operations

        Compuquest has no wholesale operations at this time.

        We intend, in certain markets, to wholesale product lines other than those that will carry the HHS or On the Go labels. Because of our large purchasing power, we believe that we have the ability to make large volume purchases of manufacturer's clearance and ends-of-lines and the infrastructure to add bottom line value while levering off of these products.

        The products we intend to add fall into two categories: (i) accessories for our own products, such as, heat pad pouch and straps, and (ii) plastic mold injection products that are more economical to source locally. We do not currently have any suppliers from whom we will buy any pre-made products but are actively reviewing items on an ongoing basis.



Competition

        We compete with other manufacturers, distributors and value-added resellers who offer one or more products competitive with the products we sell and our padded training seat. However, we believe that no single competitor serving our markets offers as competitive a price and range of products as ours. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives. Unlike our competitors who rely on single direct from manufacturer supply channels, Compuquest partners with a wide range of distributor partners who can supply products from a large number of strategically placed warehouses throughout Canada. Compuquest not only receives manufacturer-sponsored pricing assistance to establish and maintain a competitive pricing strategy, but we benefit from a better stocked supply channel than their direct from manufacturer competitors.

Compuquest offers an extensive range of products surpassing that of our direct from manufacturer competitors. In partnering with a large and diverse distributor supply channel, we offer a wider range of products than our competitors who rely on direct relationships with the manufacturers they represent. While these direct relationships offer the benefit of more competitive pricing, they restrict, and even constrict the ability of our competitors to deliver products to their customers in an acceptable time frame. Compuquest operates on a smaller scale than its competitors allowing us greater flexibility to fulfill expedited same day and next day delivery requirements in a volatile market that demands fast service. We receive assistance from manufacturers and distributors alike to ensure our pricing remains competitive with our competitors. But the personalized service to the customers, our scale to offer expedited delivery to our customers, and the assistance we receive from manufacturers and distributors to remain price competitive supports the assertion that we are positively differentiated from our competitors. We believe that these attributes combined with technological advances relating to our manufactured and proprietary products are favorable factors in competing with other manufacturers and value-added resellers such as:

          Compuquest
        -----------------------------
        * EDS Systemhouse Inc.;
        * GE Capital Corporation;and
        * Compugen.


          On The GO
        -----------------------------
        * Ginsey Inc.;
        * Doral Juvenile Group;
        * The First Years Inc.; and
        * Mommy's Helper Inc.


          Healing Heat Sensation
        -----------------------------
        * Reheater, USA and Hood Thermo-Pad Canada Ltd, Canada; and
        * Prism Enterprise, USA.


We believe that our competitors share approximately 20 percent of the corporate-based computer resale market governing hardware, software, peripherals, and supplies (including cartridges). additionally, we believe they share over 40% of the service and support contracts pertaining to computers and their related hardware and software. Their domination of the computer service and support contracts helps them gain penetration into the resale market, business they would not otherwise have earned. Compuquest is unable to compete with the sales and support contract offerings of its competitors because its competitors have extensive office and personnel representation across Canada. Compuquest can compete by partnering with its manufacturing partners to provide service and support offerings across Canada, but not to take away market share from its competitors in this area.

Customers

        Our child and healthcare products are marketed principally to hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalog companies, pharmacies, home-shopping related businesses and certain governmental agencies. Our computer products are marketed principally to fortune 500 and 100 corporations. We also market and sell our products to the consumer market by distribution into drug store chains, mass merchandisers and department stores. Consumers who purchase our HHS products from such stores usually do so upon the advice of physicians, hospital discharge planners, and nurses or other professionals. In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.


        We do not depend on one or even a few major customers. We sell our products to customers of all sizes, from small businesses to large national chain pharmacies and our computer products to fortune 500 and 100 corporations. As of February 26, 2004, we estimate that we had 750 customers and that our revenue mix is about 80% from fortune 500 and 100 corporations and large national pharmacies, and 20% from independent retailers and wholesalers.


Distribution/Dealer Network

        We provide same-day and next-day services to all our customers in both the child and healthcare and computer divisions. We have our truck deliver to our local customers and utilize same day and next day couriers such as FedEx, UPS and Purolator to meet our delivery commitments. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.


        We have relationships with Dan Z and Company, Bortstein Associates and Juvenile Solutions Inc. to market our padded training seat in the United States.

        As of February 3, 2004, we distributed our products through one primary point of distribution located in Concord, Ontario, Canada. We also drop ship many of our computer products direct from our suppliers warehouse. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.



Manufacturing and Product Sourcing

        We design and manufacture our child and healthcare products including HEALING HEAT SENSATION reusable, portable heating packs and the On The Go Padded Training Seat. The raw materials include, but are not limited to; custom formulated Poly Vinal Cloride, or PVC, Acrylonitrile Butadiene Styrene, Polypropylene, sodium acetate and water. Our operations rely on a just-in-time, or JIT, manufacturing processes. With JIT, our production is triggered by immediate customer demand and our inventories of finished good are either nonexistent or kept to a minimum. We only build products to meet a customer's shipment schedule. Our inventory requirements are therefore minimized and we only stock special order raw materials, ie., custom formulated PVC. All other supplies used in the manufacturing process are readily available from any number of local suppliers, at competitive prices and delivered within 24 hours in most cases.

        There is no environmental liability associate with the production of our products. The main products used in the heating pads are sodium acetate and water. Sodium acetate is a food additive used, for example, in salt and vinegar chips, and therefore presents no environmental risk. Further, there are no special handling instructions for shipment, storage or disposal. Our chemicals, which are classified as Food Grade, are not considered hazardous in the United States or Canada. We belive there can be no damages from their use or misuse, nor are they currently being studied for environmental hazard potential.

Trademarks

        We believe that our business is dependent in part on our ability to establish and maintain patent protection for our proprietary technologies, products and processes, and the preservation of our trade secrets. We currently have not applied and do not hold any patents relating to any of our product lines.

        We have registered the business name of Healing Heat Sensation as a division of the International Mount Company Ltd. under the laws of Ontario, Canada. The registration provides us solely with another registered name to do business under, but does not provide us with protection for the products manufactured under that name.

        We have registered one trademark in Canada for "ON THE GO". The registered trademark is significant to us because it will provide us with name and market recognition for our products and distinguish our products from our competitors' products. However, we presently have no plans to protect the name of Healing Heat Sensation.

        We have registered the business name of Compuquest as a division of the International Mount Company Ltd. under the laws of Ontario, Canada. The registration provides us solely with another registered name to do business under.

        We have acquired one registered trademark in Canada for "Compuquest". The registered trademark is significant to us because it will provide us with name and market recognition and distinguish us from our competitors.

Governmental Regulation

        The healthcare industry is affected by extensive government regulation at the Federal, provincial, and state levels. In addition, through the Ontario Health Insurance Plan, or OHIP, Medicare, Medicaid and other programs the Federal, provincial, and state governments are responsible for the payment of a substantial portion of the Canadian and United States healthcare expenditures. Changes in regulations and healthcare policy occur frequently and may impact the current results of the growth potential for and the profitability of our products in each market. Although we are not a direct provider under OHIP, Medicare and Medicaid, many of our customers are providers under these programs and depend upon such governmental agency's reimbursements for a portion of their revenue. Changes in regulations may adversely impact our revenues and collections indirectly by reducing the reimbursement rate our customers receive and consequently placing downward pressure on prices charged for our products.

        The Federal Food, Drug and Cosmetic Act and regulations issued or proposed thereunder provide for regulation by the Food and Drug Administration, or FDA of the marketing, manufacturing, labelling, packaging and distribution of medical devices and drugs. Our current products do not require FDA approval. Among these regulations are requirements that medical device manufacturers register with the FDA, list devices manufactured by them and file product incident reports. They also have product labelling requirements, and premarket notification filings for certain product classes. We are not required, at this time, to comply with the FDA's "Current Good Manufacturing Practices for Medical Devices" regulations, which set forth requirements for, among other things, our quality system for the manufacturing and distribution operations.

        Current FDA regulations have no impact on us and we do not have any specific plans to manufacture any products at this time that might be subject to FDA regulations. However, this may change in future years as we expand our product line and increase our manufacturing operations. To date, we do not have the need to comply with the requirements imposed by the FDA or other United States or Canada government agencies. Notwithstanding, we believe that the manufacturing and quality control procedures we employ substantially conform to the requirements of the FDA.

        Compuquest is not subject to any Governmental Regulation.

Product Development

        We have only conducted routine product development over the past two fiscal years relating to our products offered under the On The Go brand. During such period, we spent approximately $25,000 on routine product development that includes the construction of moulds, dies and machinery used in the manufacturing of our current products.


Proposed Acquisition of Helios Oceana, Inc.

On December 10, 2003, we signed a non-binding letter of intent to acquire substantially all of the assets of Helios Oceana, Inc., a system integrator of computer hardware and software, in an all cash transaction. As of January 31,2004, we had over 75% of the funds in cash to close the transaction. We anticipate the remainder of the funds will come from our Equity Line arrangement with Dutchess. Currently, we are in the process of negotiating the final terms of the transaction and doing our due diligence review. We currently expect the transaction to be completed by the end of April 2004 however, because the terms of the transaction have not been finalized and we have not completed our due diligence, it is possible that the transaction will not be consummated.


Employees

        As of February 26, 2004 we had 8 full time employees and 2 subcontractors. Management believes its relations with our employees are good. None of the employees are covered by any collective bargaining agreement.



                             DESCRIPTION OF PROPERTY

        We are headquartered in Toronto, Ontario, Canada where we lease a 12,500 square foot facility in support of its marketing, manufacturing and distribution requirements. We believe this facility is adequate for our needs for the next 2 years.




                                   MANAGEMENT

Directors, Executive Officers, Promoters And Control Persons

        Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Name                            Age        Position (All held as of inception)
-------------------------------------------------------------------------------
Stuart Turk (1)                 35         President,Chairman, CEO and Director

Evan Schwartzberg, BA, CCM      36         Chief Financial Officer and
                                           Accounting Officer

Ralph Magid, B.A.Sc.,           55         Director
MBA, P.Eng, P.E.O

Randal A. Kalpin                42         Director

Carol Segal (1)                 51         Secretary and Treasurer
-------------------------------------------------------------------------------
(1) Ms. Segal is Mr. Turk's aunt.

Biographies of executive officers and directors

        Stuart Turk, Chairman, President and CEO. Mr. Turk has been our Chairman, President and Chief Executive Officer since our inception in July 2000. Prior to this Mr. Turk founded and was President of International Mount Company Limited, which was incorporated under the laws of Canada in August 1993. Mr. Turk founded The Cellular Connection Ltd., a manufacturer of mounting accessories and packaging for cellular phones in May 1988. He currently serves as the CEO of The Cellular Connection.

        Evan Schwartzberg, BA, CCM. Chief Financial Officer and Accounting Officer. Mr. Schwartzberg has been our Chief Financial and Accounting Officer since our inception in July 2000. Currently, and since 2000, Mr. Schwartzberg has worked for the TD Bank Financial Group as a Senior Cash Manager (previously the Manager of Corporate Cash Management of Canada Trust) within the Treasury and Balance Sheet Management group of the Finance Division. Prior to such time, and since 1989, Mr. Schwartzberg was a Senior Cash Manager of Canada Trust. Mr. Schwartzberg holds an Economics degree from the University of Toronto, passed the Canadian Securities Course, from the Canadian Securities Institute, and earned the Certified Cash Manager designation from the Association for Financial Professionals, a U.S. based organization.

        Ralph Magid, B.A.Sc., MBA, P.Eng., P.E.O., Director. Mr. Magid has been our director since our inception in July 2000. Currently, and since 1993, Mr. Magid has been the secretary and treasurer of Tipton Realty, a development company. Mr. Magid is also currently, and since 1998, the president of Innotech Capital Corp., a company that assists with research and development grants.
Mr. Magid has more than 25 years of experience in manufacturing and operations, both in Canada and internationally. Mr. Magid holds a B.A.Sc. and an MBA from York University and a P.Eng. from the University of Toronto. Mr. Magid is a member of the Professional Engineers of Ontario.

        Randal A. Kalpin, Director. Mr. Kalpin has been our director since our inception in July 2000. Currently, Mr. Kalpin manages the operations of our Compuquest division. Mr Kalpin was the founder of Compuquest Inc and has operated it since 1989. Compuquest addresses the computer sales and service needs of corporate Canada. Mr. Kalpin graduated with honors from York University with a B.A. in 1984.

        Carol Segal, Secretary and Treasurer. Ms. Segal has been our Secretary and Treasurer since our inception in July 2000. Presently, and since 1987, Ms. Segal is a group leisure travel consultant with the Travel Network Corp.
In addition, Ms. Segal was an agent with TA Connell Real Estate from 1987 to 1997. Ms. Segal has over 20 years of experience in business.


Number and Election of Directors

        We have three directors: Stuart Turk, Ralph Magid and Randal A. Kalpin. Directors are elected annually.

Employment Agreements with Key Persons

        We presently have no employment agreements with any of our key personnel.

Limitations on Officer and Director Liability

        Our articles of incorporation provide, as permitted by governing Delaware law, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages relating to an officer's or director's position with the exception for liability (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our by-laws provide for indemnification of directors to the full extent of the law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.


                            EXECUTIVE COMPENSATION

        The following table presents a summary of the compensation paid to our Chief Executive officer during the last three fiscal years. No other executive officers' total compensation exceeded $100,000. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

                                          Year    Salary    Bonus     All Other
                                                                   Compensation
-------------------------------------------------------------------------------
Stuart Turk,                              2001    $80,000   $ -0-    $    -0-
President, Chairman,                      2002    $ 1,500   $ -0-    $    409
CEO and Director                          2003    $  -0-    $ -0-    $105,297
                                          2004    $20,000   $ -0-    $    -0-
-------------------------------------------------------------------------------
(1)We issued Mr. Turk 75,000 shares as director's compensation in 2002 and 1,230,000 common shares and 500,000 options for services as Chairman and CEO in 2003 at an exercise price of $.05 per share with an expiry of July 15,2008.
(2)The company has set up $20,000 as a salary payable to Stuart Turk as of January 31, 2004.


Director Compensation

        We issued 75,000 shares to each director for the year ended July 31,2003. The directors received no other compensation.

                        RELATED PARTY TRANSACTIONS

        Immediately upon our formation in July 2000, we acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. We paid $198 for the assets of International Mount in exchange for all of the outstanding shares of International Mount. In addition, Mr. Turk was given 16,000,000 shares of our common stock in exchange for his shares of International Mount.


        Mr. Turk has financed us since our inception through the use of his own personal financial resources. Our financial statements as of October 31, 2003 reflect a loan of $110,642 from The Cellular Connection Ltd., a company owned and controlled by Mr. Turk. During the quarter ended October 31, 2003, the company repaid a portiion of the loan that was $125,947 at July 31,2003. The loan is non-interest bearing, unsecured, and is not necessarily indicative of the terms and amounts that would have been incurred had a comparable loan been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arms length.


        One of our directors is a principle of Compuquest Inc. During the quarter ended October 31, 2003, we acquired, through our subsidiary The International Mount Company, Ltd. all of the operating assets of Compuquest Inc in consideration of the assumption of operating liabilities. The details of the transaction are as follows;


                Accounts receivable     191,888
                Inventory                33,624
                Property and equipment   63,613
                Bank indebtedness       (79,161)
                Accounts payable       (209,964)

                Net                         Nil


The acquired assets and liabilities of Compuquest Inc, is not necessarily indicative of the terms and amounts that would have been incurred had a comparable acquisition been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arms length.

        We signed an agreement that for the period November 1,2002 to January 31, 2004 rent will be paid for by the issuance of 10,000 common shares per month in lieu of rent. 150,000 shares have been issued in satisfaction of this agreement. The above related party lease transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party.
The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arms length.


                        MARKET FOR OUR COMMON STOCK

        Our common stock has traded over the counter and has been quoted on the OTCBB since February 5, 2003. The stock currently trades under the symbol "OGHI.OB." Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.
The high and low bid information for our shares for each quarter since we began trading, so far as information is reported on Bloomberg, are as follows:


   2003                  Low             High
--------
 April 30                $0.02           $0.15
  July 31                $0.08           $0.18
October31                $0.135          $0.25



   2004                  Low             High
--------
January 31               $0.076          $0.235




Number of Stockholders

        We had approximately 1,000 record holders of our common stock as of December 17, 2003.

                        REPORTS TO SECURITY HOLDERS

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with those regulations, we file periodic reports, and other information with the Securities and Exchange Commission. Our reports, and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street N.W.,
Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K. 4Y2 Telephone requests may be directed to us at (905) 760-2987 ext 300.

        We intend to furnish our shareholders with annual reports containing audited financial statements.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of January 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year and (iv) all of our directors and current executive officers as a group:


                                                Amount and
                                                Nature of
                                                Beneficial        Percentage
Name and Address of Beneficial Owner(1)         Ownership         of Class(2)
-----------------------------------------------------------------------------
Stuart Turk                                     28,080,000(3)           63.4%
Evan Schwartzberg                                  150,000                 *
Ralph Magid                                        150,000                 *
Randal A. Kalpin                                   150,000                 *
Carol Segal                                        150,000                 *
                                                ----------        ----------
All directors and current executive
officers as a group (5 persons)                 28,680,000              64.4%
                                                ==========        ===========
-----------------------------------------------------------------------------
* Less than 1% of outstanding shares of Common Stock.


(1) The address of all individual directors and executive officers is c/o
    On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2.


(2) The number of shares of common stock issued and outstanding on February 26,2004 was 44,543,500 shares. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.


(3) Includes 12,000,000 shares owned by The Cellular Connection Ltd. which Mr. Turk controls. Also includes options for 500,000 shares.

                             SELLING STOCKHOLDERS

        Based upon information available to us as of February 26, 2004, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.



Name and address      Number of Shares     Number of Shares    Number of Shares
of beneficial owner   Beneficially Owned   Offered             Owned After
                                                                Offering(1)
-------------------------------------------------------------------------------
Dutchess Private
Equities Fund, LP(2)           -0-         30,000,000(3)             -0-

NFC Corporation(4)         900,000            900,000                -0-

964434 Ontario Inc.(5)     100,000            100,000                -0-
-------------------------------------------------------------------------------


(1) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering.
(2) The principals of Dutchess Private Equities Fund, LP are Michael Novielli and Douglas Leighton.
(3) Consists of shares that may be issued pursuant to an Equity Line Agreement.
(4) The principal of NFC Corporation is Geoffrey J. Eiten.
(5) The principal of 964434 Ontario Inc. is Nadav Elituv.

                           DESCRIPTION OF SECURITIES

        We have authorized 100,000,000 shares of common stock, $.0001 par value per share. As of February 26, 2004 there were 44,543,500 issued and outstanding shares of common stock. Following the offering, there will be up to 74,543,500 shares issued and outstanding, assuming no exercise of options to purchase up to 750,000 shares common stock pursuant to three consulting agreements and an additional 500,000 options to our CEO. All shares are of the same class and have the same rights, preferences and limitations.


        There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls. The absence of preemptive rights could result in a dilution of the interest of existing shareholders if additional shares of common stock are issued.

        There are no provisions in our Certificate of Incorporation or By-laws which would delay, defer or prevent a change of control.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore. The by-laws impose no limitations on the payment of dividends. However, we do not anticipate declaring dividends in the foreseeable future.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.


                             PLAN OF DISTRIBUTION

        This offering relates to the resale of our Common Stock by certain persons who are, or will become, stockholders of On The Go Healthcare, Inc. The selling stockholders consist of


STOCKHOLDER                                     NUMBER OF SHARES

Dutchess Private Equities Fund, L.P                   30,000,000
NFC Corporation                                          900,000
964434 Ontario Inc.                                      100,000

Total Class Common Stock being registered.            31,000,000

DUTCHESS PRIVATE EQUITIES FUND, L.P.

        On February 27, 2004, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. Pursuant to the Investment Agreement, we may, at our discretion, periodically "put" or require Dutchess shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $5 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 94% of the lowest three day average closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date on which we give notice to Dutchess of our intention to put such stock. Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.


        Pursuant to the Investment Agreement, we may periodically sell or "put" shares of Common Stock to Dutchess to raise capital to pay outstanding debt and to fund our working capital needs, by giving notice of Dutchess of our election to exercise the put right. A closing will be held seven trading days after such written notice at which time we will deliver shares of common stock and Dutchess will pay the purchase price for the shares. We may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $5 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.


        Among other restrictions, the amount of each advance is subject to a maximum advance amount of $1.0 million and based on an average daily volume of our common stock. The maximum amount of each put exercise is equal to, at our election (I) 200% of the average daily volume of the common stock for the 10 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (II)$50,000.



        We cannot predict the actual number of shares of common stock that will be issued pursuant to the Investment Agreement, in part, because the volume and purchase price of the shares will fluctuate and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.


        You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a discounted price between $0.0893 and $0.022325 per share assuming we issued the maximum number of shares.

                      SHARE ISSUANCE AT VARIOUS PRICES

Share     Number of      Proceeds obtained   Total number     Percentage
price     shares to      from Investment     of shares        of total
          be issued(1)   Agreement           outstanding(2)   outstanding(3)

$0.0893     30,000,000       2,679,000         74,543,500            40.2%
$0.066975   40,000,000       2,679,000         84,543,500            47.3%
$0.04465    60,000,000       2,679,000        104,543,500            57.4%
$0.022325  120,000,000       2,679,000        164,543,500            72.9%

(1) Represents the number of shares of common stock to be issued to Dutchess at the prices set forth in the table assuming a draw down of $2,679,000.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Dutchess.
(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding (assuming no exercise of any options).


       We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $25,000 consisting primarily of professional fees incurred in connection with this registration.

        We engaged Charleston Capital Securities, Inc. as our placement agent with respect to the securities to be issued under the Equity Line of Credit and for these services will be paid 1% upon each put to a maximum of $10,000. Charleston Capital Securities, Inc. has no affiliation or business relationship with to our knowledge Dutchess.


OTHER  SELLING  STOCKHOLDERS

        In addition to the shares subject to our put right under the Investment Agreement, this prospectus also relates to the resale of 1,000,000 shares of common stock issued to 964434 Ontario Inc and NFC Corporation prior to the date that the registration statement of which this prospectus is a part was filed with the Securities and Exchange Commission. These selling stockholders may be deemed underwriters and Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement.

PLAN  OF  DISTRIBUTION

        Our selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

        - at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
        - at prices  related  to  such  prevailing  market  prices,  or
        - in  negotiated transactions,  or
        - in a  combination  of  such  methods  of  sale.

        The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Dutchess is an underwriter, the selling stockholders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.


        On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities. On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

        - engage in any stabilization activity in connection with any of the shares;
        - bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
        - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

Additionally, Dutchess can cover short positions only with common stock it receives from us upon exercise or draw down pursuant to the Equity Line.

        We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated Transactions where no broker or other third party, other than the purchaser, is involved.

        The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of e shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

        In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL PROCEEDINGS

        We are not aware of any litigation or potential litigation affecting us or our assets or any of our subsidiaries.

LEGAL MATTERS

        The legality of our shares of common stock being offered hereby is
being passed upon by Amy Trombly, Esq.   Ms. Trombly will not receive a direct
or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company. Nor does Ms. Trombly have any contingent based agreement with us or any other interest in or connection to us.

EXPERTS

        The annual financial statements included in this prospectus, have been audited by Rosenberg Smith & Partners, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Rosenberg Smith & Partners has no direct or indirect interest in us, nor were they a promoter or underwriter

ADDITIONAL INFORMATION

        We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

        Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                          On the Go Healthcare, Inc.

                      Consolidated Financial Statements



                                  Contents


Independent Auditors' Report on Consolidated Financial Statements...........F1

Consolidated Financial Statements:

     Consolidated Balance Sheet as of October 31, 2003 (Unaudited)
       and July 31, 2003 and 2002...........................................F2

     Consolidated Statements of Operations and Comprehensive(loss)Income for the Three Months Ended October 31, 2003 and 2002
       (Unaudited) and For the years ended July 31, 2003 and 2002...........F3

     Consolidated Statements of Shareholders' Equity as of July 31, 2003
       and July 31, 2002....................................................F4

     Consolidated Statements of Cash Flows for the Three Months Ended
       October 31, 2003 and 2002 (Unaudited).and For the years
       ended July 31, 2003 and 2002.........................................F5

     Notes to Consolidated Financial Statements.......................F6 - F19


Independent Auditors' Report on Compuquest Inc. Computer Division
  Financial Statements.....................................................F20

     Compuquest Inc. Computer Division Balance Sheets As of
       July 31, 2003 and July  31, 2002....................................F21

     Compuquest Inc. Computer Division Statements of Operation
       For the years ending July 31, 2003 and July 31, 2002................F22

     Compuquest Inc. Computer Division Statements of Stockholders'
       Equity (Deficiency) As of July 31, 2003 and July  31, 2002..........F23

     Compuquest Inc. Computer Division Statements of Cash Flows
       For the years ending July 31, 2003 and July 31, 2002................F24

     Notes to Compuquest Inc. Computer Division Financial Statements..F25- F30

 [Letterhead of Rosenberg Smith & Partners]
                     Independent Auditors' Report




                     Independent Auditors' Report



Board of Directors and Shareholders of
On the Go Healthcare, Inc.
Concord, Ontario
Canada


We have audited the accompanying consolidated balance sheet of On the Go Healthcare, Inc. as of July 31, 2003 and July 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended July 31, 2003 and July 31, 2002. These consolidated financial statements are the responsibility of the management of On the Go Healthcare, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended July 31, 2003 and July 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario
September 12, 2003
except for Notes 5, 9, 10, 11, 17, and 19 which is as of February 27, 2004

                                                                            F1

                              On the Go Healthcare, Inc.

                             Consolidated Balance Sheets

                          As of October 31, 2003 (Unaudited)

                              and July 31, 2003 and 2002


                                           October 31,    July 31,    July 31,
                                              2003           2003        2002
                                           ----------   ----------   ---------
Assets                                     (Unaudited)

Current assets:
   Cash                                    $  160,722   $      762   $       0
   Accounts receivable                        326,505       21,760       8,203
   Inventory                                  138,615       78,197      48,763
   Prepaid expenses                            80,609      116,797       1,578
                                           ----------   ----------   ---------
Total current assets                          706,451      217,516      58,544
                                           ----------   ----------   ---------
Property and equipment, net of
  accumulated depreciation                    103,439       40,167      50,375
                                           ----------   ----------   ---------
Other assets:
   Deferred income taxes                            0            0      88,191
   Capitalized web site development costs,
     net of accumulated amortization                0            0       4,221
                                           ----------   ----------   ---------

Total other assets                                  0            0      92,412
                                           ----------   ----------   ---------

Total assets                               $  809,890   $  257,683   $ 201,331
                                           ==========   ==========   =========

Liabilities and Stockholders' Equity

Current liabilities:
   Bank indebtedness                       $   54,986   $   12,457   $  12,811
   Accounts payable                           386,444       43,492      26,543
   Accrued liabilities                          6,191        4,969      14,831
   Notes payable to related parties -current        0       17,172           0
                                           ----------   ----------   ---------
Total current liabilities                     447,621       78,172      54,185
Notes payable to related parties              110,642      108,693      20,846
                                           ----------   ----------   ---------
Total liabilities                             558,263      186,865      75,031
                                           ----------   ----------   ---------

Stockholders' equity:
   Common stock; $.0001 par value;
      50,000,000 shares authorized;
      39,027,723(July 31,2003 37,653,500,
      July 31,2002 29,613,500)
      issued and outstanding                    3,903        3,766       2,962
   Additional paid-in capital               1,145,016      794,075     457,958
   Treasury stock                                   0      (21,243)          0
   Accumulated other comprehensive
     income (loss)                              3,251         (965)    (18,489)
   Accumulated deficit                       (900,543)    (704,815)   (316,131)
                                           ----------   ----------   ---------
Total stockholders' equity                    251,627       70,818     126,300
                                           ----------   ----------   ---------

                                            $ 809,890   $  257,683   $ 201,331
                                           ==========   ==========   =========

The accompanying notes are an integral part of the consolidated
financial statements.                                                       F2

                            On the Go Healthcare, Inc.

     Consolidated Statements of Operations and Comprehensive (loss) Income

      For the Three Months Ended October 31,2003 and 2002(Unaudited) and

                  For the years ended July 31, 2003 and 2002



                                   Three Months Ended          Years ended
                                     October 31,                 July 31,
                                   2003        2002           2003        2002
                                (Unaudited) (Unaudited)
                                ----------  ----------  ----------  ----------
 Sales
   Healthcare                       31,201      20,462      91,584      75,993
   Computer                        230,649           0           0           0
                                ----------  ----------  ----------  ----------
                                  $261,850    $ 20,462    $ 91,584    $ 75,993
                                ----------  ----------  ----------  ----------
   Cost of sales
     Healthcare                     14,606       7,808      41,308      39,649
     Computer                      198,183           0           0           0
                                ----------  ----------  ----------  ----------
                                   212,789       7,808      41,308      39,649
                                ----------  ----------  ----------  ----------
   Gross profit                     49,061      12,654      50,276      36,344
   Selling, general and
     administrative expenses       200,223      30,299     337,177     169,666
                                ----------  ----------  ----------  ----------

   Loss before income tax         (151,162)    (17,645)   (286,901)   (133,322)
   Financing costs                  44,566           0           0           0
 Income tax  (benefit) expense           0           0     101,783      (4,059)
                                ----------  ----------  ----------  ----------
 Net loss                         (195,728)    (17,645)   (388,684)   (129,263)
                                ----------  ----------  ----------  ----------
 Net loss per common share          ($0.01)     ($0.00)     ($0.01)     ($0.01)
                                ----------  ----------  ----------  ----------
 Weighted average number of
   common shares outstanding    38,932,282  29,613,500  31,540,363  19,062,250
                                ==========  ==========  ==========  ==========






The accompanying notes are an integral part of the consolidated
financial statements.                                                        F3

                        On the Go Healthcare, Inc.
              Consolidated Statements of Shareholders' Equity
                   As of July 31, 2003 and July 31, 2002



                              Common Stock      Treasury Stock           Additional                             Accumulated
                            Number    Amount   Number     Amount         paid in      Deficit    Comprehensive  other
                                                                         capital                 Loss           Comprehensive
                                                                                                                Loss
-----------------------------------------------------------------------------------------------------------------------------

Balance July 31, 2001   17,858,500     1,786                              455,906    (186,868)                   (2,367)


Common stock issued,
  net of offering
  costs of $153,874        380,000        38                              (58,874)
Common stock issued
  for loans from
  related parties       11,000,000     1,100                               58,917
Common stock issued
  as compensation
  to Directors             375,000        38                                2,009
Net loss for the period                                                              (129,263)    (129,263)
Foreign currency
  translation adjustment                                                                           (16,122)     (16,122)
                        -----------------------------------------------------------------------------------------------------
Balance July 31, 2002   29,613,500     2,962                              457,958    (316,131)    (145,385)     (18,489)
                                                                                                  =========
Common stock issued as
  compensation for rent,
  salary, consulting
  and legal fees         8,040,000       804                              309,610
Net loss for the period                                                              (388,684)    (388,684)
Capital contribution                                                       12,842
Stock options issued                                                       13,665
Treasury stock acquired                        1,000,000      (21,243)
Foreign currency
  translation adjustment                                                                            17,524       17,524
                        -----------------------------------------------------------------------------------------------------
Balance July 31, 2003   37,653,500    $3,766   1,000,000     $(21,243)   $794,075   $(704,815)   $(371,160)     $  (965)
                                                                                                  =========
Treasury stock
  cancelled             (1,000,000)     (100) (1,000,000)      21,243     (21,143)
Additional shares
  issued for cash        2,374,223       237                              262,663
Financing costs for
  shares issued for cash                                                   44,134
Stock options issued
  as compensation
  for salary                                                               65,287
Net loss for the period                                                              (195,728)    (195,728)
Foreign currency
  translation adjustment                                                                             4,216        4,216
                        -----------------------------------------------------------------------------------------------------
Balance October 31,2003 39,027,723    $3,903           -            -  $1,145,016   $(900,543)   $(191,512)     $ 3,251
                        -----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated
financial statements.                                                       F4

                         On the Go Healthcare, Inc.
                    Consolidated Statements of Cash Flows
      For the Three Months Ended October 31,2003 and 2002(Unaudited) and
                 For the years ended July 31, 2003 and 2002

                                      October 31,              July 31,
                                  2003         2002        2003        2002
                              (Unaudited)  (Unaudited)
                               ----------   ---------   ---------   ---------
Operating activities
Net loss                       $(195,728)   $(17,645)   $(388,684)  $(129,263)
                               ----------   ---------   ---------   ---------
Adjustments to reconcile net
  loss to net cash used by
  operating activities:
    Amortization                   4,848       5,822       19,876      32,179
    Shares issued in
      consideration of
        services rendered              0           0      310,185       2,046
    Treasury stock acquired
      for the reversal of
        consulting fees                0           0      (21,243)          0
    Stock options issued in
      consideration of services
        rendered                  65,287           0       13,665           0
    Financing costs               44,134           0            0           0
   (Increase) decrease in:
      Accounts receivable       (102,246)     (1,431)     (12,452)     (5,207)
      Inventory                  (19,918)        975      (22,842)    (25,093)
      Prepaid expenses            42,640           0     (112,463)          0
      Deferred income taxes            0           0      101,783        (393)
    Increase (decrease) in:
      Accounts payable and
        accrued expenses         120,682      (2,744)      17,013     (38,200)
                               ----------   ---------   ---------   ---------
Total adjustments                155,427       2,622      293,522     (34,668)
                               ----------   ---------   ---------   ---------
Net cash used by operating
  activities                     (40,301)    (15,023)     (95,162)   (163,931)
                               ----------   ---------   ---------   ---------
Investing activities
                               ----------   ---------   ---------   ---------
  Net cash used by investing
    activities                         0           0            0           0
                               ----------   ---------   ---------   ---------
Financing activities
  Deferred offering costs              0           0            0      (9,794)
  Increase in bank indebtedness  (38,721)     (2,157)      (2,100)     12,767
  Proceeds on sale of capital
    stock                        262,900           0            0      95,148
  Payments on loan payable to
    related parties              (22,980)     (4,763)      (4,763)     (2,949)
  Proceeds from loan payable
    to related parties                 0      23,397      102,682      41,727
                               ----------   ---------   ---------   ---------
  Net cash provided by
    financing activities         201,199      16,477       95,819     136,899
                               ----------   ---------   ---------   ---------
Effect of exchange rate
  changes on cash                   (938)         13          105      (2,886)
                               ----------   ---------   ---------   ---------
Net (decrease) increase in cash  159,960       1,467          762     (29,918)
Cash at beginning of period          762           0            0      29,918
                               ----------   ---------   ---------   ---------
Cash at end of period          $ 160,722    $  1,467    $     762   $       0
                               ==========   =========   =========   =========
Supplemental disclosures of
  cash flow information
Income taxes(refunded)                 0           0            0      (4,059)
                               ----------   ---------   ---------   ---------
Interest paid                        551           0        2,434         918
                               ----------   ---------   ---------   ---------



The accompanying notes are an integral part of the consolidated
financial statements.                                                       F5

                            On the Go Healthcare, Inc.

                      Notes to Consolidated Financial Statements

                                October 31, 2003 (Unaudited)




1.      Financial Statements

        The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of October 31, 2003, results of operations for the three month periods ended October 31, 2003 and 2002, and cash flows for the three months ended October 31, 2003 and 2002. Results for the three month periods are not necessarily indicative of fiscal year results.

        The accompanying consolidated interim financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the fiscal year ended
        July 31, 2003.

        The preparation of financial statements in conformity with generally accepted accounting principles require that management make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.


2.      Management's Plans

        The company's cash flow requirements are supported by loans from a related party and a financing agreement for an equity line of credit.

        During October 2003, the company's subsidiary acquired the operating assets and liabilities of a computer hardware distributor
        Compuquest Inc.

        Management believes that despite the recent losses and limited working capital, it has developed a business plan that if successfully implemented, can substantially improve operational results and its financial condition.

                                                                             F6

3.      Acquisition

        During October 2003, the company, through its wholly owned subsidiary, The International Mount Company, Ltd. acquired all of the operating assets and assumed the operating liabilities of Compuquest Inc. (Computer Division), a computer hardware, software and supplies distributor. As a result of the acquisition, the company will diversify its operations and benefit from the profits expected to be generated by the computer division due to a reduction of its overhead costs and improved financial situation. The results of the computer division operations has been included in the operations of the company from October 1, 2003. The investment has been accounted for by the purchase method and the following summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The acquisition of the assets was funded wholly through the assumption of operating liabilities.


                Accounts receivable     191,888
                Inventory                33,624
                Property and equipment   63,613
                Bank indebtedness       (79,161)
                Accounts payable       (209,964)

                Net                         Nil


4.      Background Information

        On the Go Healthcare, Inc. (On the Go) is a Delaware corporation incorporated on July 21, 2000. The International Mount Company, Ltd. (International Mount) was incorporated under the laws of Canada in August 1993. On July 21, 2000, On the Go acquired International Mount in a business combination accounted for in a manner similar to a pooling of interests since it is a combination of entities under common control. International Mount became a wholly owned subsidiary of On the Go via a cash payment of $198 and the exchange of 16,000,000 shares of common stock of On the Go for all of the outstanding stock of International Mount. The accompanying consolidated financial statements are based on the assumption that the companies were combined for all periods presented.

        The consolidated financial statements present the accounts of On the Go Healthcare, Inc. and its wholly owned subsidiary, International Mount. The consolidated entities will hereinafter be referred to as the Company. All significant inter-company accounts and transactions have been eliminated.

        The Company operates in the manufacturing and distribution of child and healthcare products segment throughout North America. Through its current acquisition, the company also is a computer hardware distributor. The corporate headquarters is located in Ontario, Canada.


5.      Significant Accounting Policies

        The significant accounting policies followed are:

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The majority of cash is maintained with two major financial institutions in Canada. Deposits with these banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

        The Company extends credit to its various customers based on the customer's ability to pay. Based on management's review of accounts receivable, an allowance for doubtful accounts has been recorded.

                                                                            F7

        The allowance for doubtful accounts is maintained to provide for losses arising from customers' inability to make required payments.
        If there is a deterioration of our customers' credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required.

        Inventories are stated at the lower of cost (determined on an average cost basis) or market. Based on our assumptions about future demand and market conditions, inventories are written-down to market value. If our assumptions about future demand change and/or actual market conditions are less favorable than those projected, additional write-downs of inventories may be required.



        Plant and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets, ranging generally from one to six years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

        The Company follows Statement of Financial Accounting Standards Board No. 121 (SFAS No. 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Company estimates the future undiscounted cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future undiscounted cash flows, and these differences may be material. If an asset is determined to be impaired, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the periods presented, the Company determined that its long lived assets were not impaired.

        The Company accounts for web site development costs in accordance with FASB Emerging Issues Task Force Issue No. 00-2. This pronouncement concludes that costs related to web site planning activities should be charged to operations as incurred; costs incurred in the web site application and infrastructure development stage should normally be accounted for pursuant to Statement of Position 98-1, Accounting for the Costs of Software to be Developed for Internal Use (SOP 98-1); fees incurred for web site hosting should be charged to operations over the period of benefit; and costs incurred in the operating stage should generally be expensed immediately.

                                                                            F8

        SOP 98-1 provides guidance on accounting for costs of computer software developed for internal use. Costs associated with software developed or obtained for internal use are capitalized when both the preliminary project stage is completed and the Company's management has authorized further funding of the project that it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services used in developing or obtaining internal-use software,
        (2) payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software project, and (3) interest costs incurred, when material, while developing internal use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and is ready for its intended purpose.

        Software development costs are being amortized on the straight-line basis over a period of two years. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. For the year ended July 31, 2001, the Company capitalized approximately $17,000 of costs related to the development of the Company's web site.


        Foreign currency translation adjustments arise from the translation of the functional currency of International Mount (Canadian dollars) into the reporting currency of On the Go (U.S. dollars). The balance sheet is translated at the exchange rate in effect at the balance sheet date, while the statement of operations is translated at the average rates of exchange during the period. The resulting translation adjustments are recorded directly to accumulated other comprehensive income (loss).

        Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in currencies other than the functional currency of International Mount (Canadian dollars). These transaction gains and losses are included in results of operations.

        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets are evaluated to determine if the benefit is more likely than not to be realized. If required a valuation allowance is recorded to reduce the value of deferred tax assets to reflect a valuation allowance.

        Offering costs associated with the sale of stock are capitalized and offset against the proceeds of the offering or expensed if the offering is unsuccessful.

        Basic earnings (loss) per common share is calculated by dividing net earnings (loss) by the average number of common shares outstanding during the year. Diluted earnings (loss) per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. There are no potentially dilutive stock options outstanding for the periods presented.

                                                                             F9

        In December 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued. It introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize stock-based compensation expenses to employees based on the new fair value accounting rules. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules continued in Accounting Principles Board Option No. 25, Accounting for stock issued to employees. However, SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. SFAS No. 123 is effective for financial statements for fiscal years beginning after December 31, 1995. The company has adopted the disclosure provisions of SFAS No. 123.

        The Company records amounts billed to customers for shipping and handling costs as sales revenue. Costs incurred by the Company for shipping and handling are included in cost of sales.

        The Company offers discounts and point-of-sale rebates to its customers on its products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

        Advertising costs are charged to operations when the advertising first takes place. Advertising expense for the years ended
        July 31, 2003 and 2002 amounted to $1,917 and $4,739 respectively. The Company has not incurred any direct-response advertising costs.

        The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by SAB 104 Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

        Loss contingencies arise in the ordinary course of business. In determining loss contingencies, we evaluate the likelihood of the loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of such loss. We accrue for an estimated loss contingency when it is probable that a liability has been incurred or an asset has been impaired and the amount of the loss can be reasonably estimated.

          The Company applies Financial Accounting Standards Boards ("FASB") statement No.131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in two operating segments for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use

                                                                            F10

6.      Recent pronouncements

        In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement was effective for the Company for the year ending July 31, 2003. The adoption of SFAS 146 did not have a significant effect on the Company's financial statement presentation or disclosure..

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this Statement is required with the beginning of fiscal year 2003. . The adoption of this statement did not have a material effect on the Company's results of operations or financial position.

        In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and interpretation of FASB Statements No. 5, 57,and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end.
        The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 on February 1, 2003. The adoption of FIN 45 did not have a material impact on the Company's disclosure requirements.

        In January 2003, the FASB issued SFAS No. 148, Accounting for Stock - Based Compensation - Transition and Disclosures. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this Statement is effective for the July 31, 2003 financial statements. The interim reporting disclosure requirements were effective for the company's April 30, 2003 10-QSB. The company has accounted for all outstanding stock based compensation on the fair value basis.

                                                                            F11

        In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," which addresses consolidation by business enterprises of variable interest entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. The objective of Interpretation No. 46 is not to restrict the use of variable interest entities but to improve financial reporting by companies involved with variable interest entities. Until now, a
        company generally has included another entity in its   financial
        statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest
        entity to be   by a company if that company is subject to a majority
        of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of Interpretation No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not have any variable interest entities, and, accordingly, adoption did not have a material effect on the Company.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a significant effect on the Company's financial statement presentation or disclosures.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.
        SFAS 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning the Company's interim period commencing July 1, 2003.
        SFAS 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFA 150 and still existing at the beginning of the interim period of adoption. The adoption of SFAS 150 did not have a significant effect on the company's financial statement presentation or disclosures.

                                                                            F12

7.      Accounts receivable as of July 31;

                                                   2003         2002
                                                -------      -------
        Accounts receivable                     $22,122      $ 8,203
        Provision for doubtful accounts             362            -
                                                -------      -------
        Accounts receivable, net                $21,760      $ 8,203
                                                -------      -------



8.      Plant and Equipment

        Plant and equipment consist of the following as of;

                                     October 31,      July 31,     July 31,
                                           2003          2003         2002
                                       --------       --------     --------
        Machinery and equipment         $75,347        $75,347      $75,347
        Office equipment                 32,810         10,074       10,074
        Computer hardware                42,823          2,261        2,261
        Computer software                11,761          9,942        9,942
        Leasehold improvements            4,854          4,854        4,854
                                       --------       --------     --------
                                        167,595        102,478      102,478
        Less accumulated depreciation    64,156         62,311       52,103
                                       --------       --------     --------
                                       $103,439        $40,167      $50,375
                                       ========       ========     ========



        Depreciation expense for Plant and Equipment for the years July 31,2003 and 2002 were $19,876 and $32,179 respectively.

9.      Bank indebtedness

        The company has a line of credit in the amount of $18,000 that bears interest a the bank's prime lending rate plus 1/4% per annum. The line of credit is secured by a general assignment of book debts and the personal guarantee of one of the directors. This credit facility was not used as of Oct 31, 2003. Upon the acquisition of the operating assets and liabilities of Compuquest, computer division, the company assumed the liability to repay that entity's outstanding bank indebtedness. The company has not signed an agreement with the bank for the $150,000 line of credit of Compuquest Inc., the line of credit is secured by a personal guarantee of the director of Compuqest Inc. The bank indebtedness as of October 31, 2003 was solely for the Compuquest Inc. line of credit.



10.     Notes Payable and Other Related Party Transactions

        Notes payable to related parties at July 31, 2003 in the amount of $125,865 (July 31, 2002 -$20,846) consist of amounts due to stockholders and affiliated companies. These notes are non-interest bearing, unsecured, and have been recorded on a non-discounted basis. As of July 31, 2003, of the balance of $125,865, the amount of $108,693 is not required to be repaid prior to August 1, 2004 and, therefore, is classified as a long-term liability on the accompanying consolidated balance sheet. The amount of $17,172 is repayable upon demand.

        Accrued liabilities includes an amount due to a related party in the amount of nil (2002 - $12,622).

        The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties. The terms of these transactions were more favorable than would have been attained if the transactions were negotiated at arms length.

                                                                            F13

11.     Common Stock

        On December 17, 2003 a majority of the shareholders approved the increase in authorized common stock from 50,000,000 shares to 100,000,000 at a par value of $0.0001 per share.


        During the year ended July 31, 2001, the Company issued 1,858,500 shares of its common stock for proceeds of $452,521, net of offering costs of $11,918, under a private placement offering.

        During the year ended July 31, 2002, the Company issued 380,000 common shares at a price of $.25 per share. Issue costs totaling $153,874 were charged against the proceeds of this share issuance.

        On July 1, 2002, the company issued 11,000,000 common shares in settlement of a loan payable to a related party in the amount of $60,017.

        On July 1, 2002, the company issued 75,000 common shares to each of 5 directors of the company for a total issuance of 375,000. The amount of $2,047 has been included in Selling, General and Administrative expenses.

        The company issued 1,000,000 common shares to consultants on January 31, 2003. The services to be provided include general financial advisory services, investment banking services, management of sales force and retail base initiatives, the right to use photo images, and EDI services. The shares were recorded at the estimated value of the services rendered or to be rendered, an amount of $21,404, which is the value which is more readily available.

        In addition, the company issued 125,000 shares to its legal counsel for legal services rendered to July 31, 2002 for a total cost of $2,675 which is the estimated value of the services rendered.

        The principle shareholder agreed to forego management salaries payable in the amount of $12,842. This amount has been treated as a capital contribution as of January 31, 2003.

        The company issued 4,810,000 common shares during the 3rd quarter for consulting services to be provided over a period of one year, management salaries and rental of equipment for the quarter and rent for the period November 1, 2002 to January 31, 2004. The shares were recorded at the value of the shares at the date of issue and a total of $108,200 has been reflected as the consideration for the shares issued.

        The company issued 1,500,000 common shares during the 4th quarter for consulting services to be provided over a period of one year. The shares were recorded at the value of the shares at the date of issue and a total of $125,500 has been reflected as the consideration for the shares issued.

        On July 31, 2003, the company issued 75,000 common shares to each of 5 directors of the company for a total issuance of 375,000 and 230,000 shares to Stuart Turk in consideration of salary for a total of 605,000 shares. The amount of $52,635 has been included in Selling, General and Administrative expenses.

                                                                            F14

        During the quarter ended October 31, 2003, the company issued 2,374,223 common shares for a total consideration of $262,900 under the terms of its equity line of credit agreement. The difference between the fair market value of the shares at the time of their issue and the proceeds received on the issuance, $44,134, has been treated as a financing expense

        During the quarter ended October 31, 2003, the company forwarded 1,000,000 common shares of treasury stock for cancellation. $21,143 has been deducted from additional paid in capital to reflect the excess of the cost of the acquisition of the treasury shares over their par value of $100.


12.     Stock options

        The company issued 650,000 options exercisable for one year until April 24, 2004 at an exercise price of $.20 per share. The value of the options has been estimated to be $1,387 using a risk-free interest rate of 1.27%, expected life of 1 year, expected dividend yield of 0% and an expected volatility of 150%.

        On July 15, 2003, a consultant was issued an option to acquire 200,000 common shares at an exercise price of $.05 per share with an expiration date of July 15, 2005. The option was issued in consideration of services rendered to the company. The value of the option has been estimated to be $12,278 computed based on the Black Scholes model, using a fair market value price of $.082 per share, volatility of 137% and a riskless interest rate of 1.35%. These options were exercised on November 20 2003.

        On October 31, 2003, our CEO was issued an option to acquire
        500,000 common shares at an exercise price of $.05 per share with an expiry of July 15, 2008. The option was issued in consideration of services rendered to the company. The value of the option has been estimated to be $65,287 computed based on the Black Scholes model, using a fair market value price of $.14 per share, volatility of 136% and a riskless interest rate of 3.19%.

13.     Net loss per share

        Basic earnings per share is computed by dividing net loss by the weighed average number of shares of common stock outstanding during the period. Diluted earnings per shares is computed by dividing net loss by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consider of shares of common stock issuable upon the exercise of stock options; common equivalent shares are excluded from the calculation if their effect is antidilutive. The company has excluded 1,350,000 shares related to options.

                                                                            F15

14.     Lease Commitments

        The company has signed a lease agreement with a related party for the period November 1, 2002 to January 31, 2004 for the issuance of 10,000 common shares per month in lieu of rent. 150,000 shares have been issued in satisfaction of this agreement

        Rent expense amounted to $14,000 and $19,000 for the years ended July 31, 2003 and 2002, respectively.

        The above related party lease transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arms length.


15.     Income Taxes

        On the Go Healthcare, Inc. is a corporation that reports and files a U.S. corporation business tax return. The Company's wholly owned subsidiary, The International Mount Company, LTD, is a corporation that reports and files its corporate business tax return with the Canada Customs and Revenue Agency, which governs the administration of income taxes for Canada. The components of the provision for income tax (benefit) expense consist of:

                                        2003         2002
                                   ----------    ---------
                Foreign             $101,783      $(4,059)


        The Company has a Canadian tax operating loss carryforward of approximately $650,000 that expires in the years 2008 to 2010.

        The principal reason that the aggregate income tax provision is different from that computed by using the U.S. statutory rate of 34 percent is as follows:

                                                    2003         2002
                                               ----------    ---------
        US statutory rate                       (132,153)     (45,329)
        Changes in tax resulting from foreign
           Income tax at rates other than US
           Statutory rate                        (23,321)     (12,343)
        Increase in valuation allowance          257,257       53,613
                                               ----------    ---------
        Income tax (benefit) expense            $101,783      $(4,059)
                                               ----------    ---------

        In assessing the necessity for a valuation allowance for deferred tax assets, management considers whether it is "more likely than not" that some portion or all of these future deductible amounts will be realized as a refund or reduction in current taxes payable. Management has not recorded the full benefit of these deferred tax assets due to the uncertainty related to these future deductible amounts. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

                                                                            F16

16.     Cash flow

        As of January 31, 2003, management salaries aggregating $12,842 have been forgiven and this amount credited to additional paid in capital. As this was a non-cash transaction, the statement of cash flows does not include the following;

                                                               2003       2002
                                                           ---------  ---------
        Reduction in accounts payable                      ($12,842)   (60,017)
        Additional paid in capital due to capital
          contribution                                      $12,842
        Issuance of capital stock                                       60,017



        The following operating assets and liabilities of Compuquest Inc. were acquired by the company effective October 1, 2003 and these amounts have therefore not been included in the statement of cash flows as the acquisition was a non-cash transaction.

                        2003
                        Increase in accounts receivable         191,888
                        Increase in inventory                    33,624
                        Increase in property and equipment       63,613
                        Increase in bank indebtedness           (79,161)
                        Increase in accounts payable           (209,964)


17.     Commitment

        On July 21, 2003, the company signed an agreement for the issuance of common shares pursuant to an equity line of credit agreement. The quantity of shares to be issued will be limited by the volume of shares traded and the price will be determined at 94% of the average of the three lowest closing best bids during the pricing period. The maximum accessible through this facility is $2,500,000. As of February 17, 2004, a total of 5,000,000 shares for an amount of $608,215 have been issued. This Agreement was replaced by a new agreement as detailed in note 19.


18.     Proforma information

        As detailed in Note 3, the company acquired the operating assets and liabilities of Compuquest Inc. in October 2003. The following proforma information provides the effect the acquisition would have had on the company and the results of operations for the year ended
        July 31, 2003 and the quarter ended October 31, 2003 as if the acquisition had occurred at the beginning of each period, on August 1, 2002 and August 1, 2003 respectively.


                                                                            F17

                           Proforma Income Statement
                        For the year ended July 31, 2003
                                  (Unaudited)


                              On the Go   Compuquest  Proforma       Proforma
                              Healthcare  Inc.        adjustments    Income
                              Inc.                    (Note 1)       Statement


Sales                         $   91,584  $1,555,860           0    $1,647,444
   Cost of sales                  41,308   1,339,475           0     1,380,783
                              ----------  ----------  ----------    -----------
   Gross profit                   50,276     216,385           0       266,661
   Selling, general and
     administrative expenses     337,177     414,122       3,739       755,038
                              ----------  ----------  ----------    -----------
Net loss before income taxes    (286,901)   (197,737)     (3,739)     (488,377)
   Income tax benefit(expense)  (101,783)          0           0      (101,783)
                              ----------  ----------  ----------    -----------
Net loss                      $ (388,684) $ (197,737)     (3,739)   $ (590,160)
                              ==========  ==========  ==========    ===========


1 The fixed assets have been adjusted to fair market value which reflects the allocation of the excess of the liabilities assumed over the book value of the assets acquired assuming the transaction was effected on August 1, 2002. Amortization has been adjusted to reflect the adjustment of fixed assets to fair market value.



                           Proforma Income Statement
                  For the 3 months  ended October  31, 2003
                                  (Unaudited)


                              On the Go   Compuquest  Proforma       Proforma
                              Healthcare  Inc.        adjustments    Income
                              Inc.        (Note 1)    (Note 2)       Statement


Sales                         $  261,850  $  254,724           0    $  516,574
   Cost of sales                 212,789     216,765           0       429,554
                              ----------  ----------  ----------    -----------
   Gross profit                   49,061      37,959           0        87,020
   Selling, general and
     administrative expenses     200,223      76,645       1,467       278,335
                              ----------  ----------  ----------    -----------
Net loss before non-operating
    expenses and income taxes   (151,162)    (38,686)     (1,467)     (191,315)
   Financing costs                44,566           0           0        44,566
                              ----------  ----------  ----------    -----------
Net loss before income taxes    (195,728)    (38,686)     (1,467)     (235,881)
   Income tax benefit(expense)         0           0           0             0
                              ----------  ----------  ----------    -----------
Net loss                      $ (195,728) $  (38,686)     (1,467)   $ (235,881)
                              ==========  ==========  ==========    ===========


1 The results of Compuquest Inc. represents the net loss for the two months ended September 30, 2003.

2 The fixed assets have been adjusted fair market value which reflects the allocation of the excess of the liabilities assumed over the book value of the assets acquired assuming the transaction was effected on August 1, 2002. Amortization has been adjusted to reflect the adjustment of fixed assets to fair market value.

                                                                            F18

19.     Subsequent events

        After October 31,2003, the company issued 2,625,777 common shares for a total consideration of $345,315 under the terms of its equity line of credit agreement. The difference between the fair market value of the shares at the time of their issue and the proceeds received on the issuance, $17,132, will be treated as a financing expense. The cost of issuing the shares of $3,041 will be treated as a reduction of the consideration received.

        As detailed in the company's S-8 filing in November 2003, the company has signed agreements with seven individuals to provide primarily product marketing services in addition to general financial and other services.In the aggregate, 690,000 common shares and 100,000 options to acquire common shares were issued as full consideration of these agreements. The shares at the fair market value of the shares on the date of issue aggregated $100,050 and the value of the options was $8,000. The services are to be rendered over a period commencing November 2003 and are for a period of between 6 months and 1 year.
        The cost of the services will be expensed from the commencement of the agreements and over their term.

        The company issued 1,000,000 restricted common shares during November 2003 for consulting services. The shares were recorded at the value of the shares at the date of issue and a total of $145,000 will be reflected as the consideration for the shares issued.

        On November 20 2003, 200,000 common shares were issued for $10,000 upon the exercise of options detailed in note 8.

        On January 2,2004 the company issued 1,000,000 restricted common shares for consulting services. The shares were recorded at the value of the shares at the date of issue and a total of $130,000 will be reflected as the consideration for the shares issued.

        On January 7, 2004, the company issued a press release indicating that the company had completed shipments to 3 Matrix Distribution Centers for Shopper's Drug Mart. The total sales volume of these shipments was approximately $25,000.

        On February 17, 2004, the company terminated its equity line of credit for the remaining $1,891,785(note 17).

        On February 27,2004, the company entered into a new equity line agreement for $5 million with Dutchess Private Equities Fund, L.P.

20.     Operating Segments

        Information about operating segments is as follows;

                                   -------------------------
                                           October 31,
                                       2003           2002
                                   -------------------------
Revenues:
        Health care products       $   31,201     $   20,462
        Computer hardware             230,649              0
                                   -----------    -----------
                                   $  261,850     $   20,462
                                   ===========    ===========
Loss from Operations:
        Health care products       $ (145,098)    $  (17,645)
        Computer hardware             (50,630)             0
                                   -----------    -----------
                                   $ (195,728)    $  (17,645)
                                   ===========    ===========
Identifiable Assets:
        Health care products       $  393,978     $  200,417
        Computer hardware             415,912              0
                                   -----------    -----------
                                   $  809,890     $  200,417
                                   ===========    ===========

                                                                            F19

                     Independent Auditors' Report



Board of Directors and Shareholders of
Compuquest Inc.
Computer Division
Concord, Ontario
Canada


We have audited the accompanying balance sheet of Compuquest Inc.(Computer Division) as of July 31, 2003 and July 31, 2002 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended July 31, 2003 and July 31, 2002. These financial statements are the responsibility of the management of Compuquest Inc (Computer Division). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Compuquest Inc.(Computer Division) as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended
July 31, 2003 and July 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario
December 13, 2003
except for Notes 3 which is as of February 27, 2004

                                                                            F20

                                  Compuquest Inc.
                                 Computer Division
                                  Balance Sheets
                     As of July 31, 2003 and July  31, 2002

ASSETS
                                                2003             2002
                                            --------        ---------
Current assets:
        Cash                                  $    0          $82,047
        Accounts receivable                  191,017          328,170
        Inventory                             57,634           58,456
        Income taxes recoverable               1,648            8,221
                                            --------        ---------
        Total current assets                 250,299          476,894

Property and equipment, net of
  accumulated amortization                    30,105           33,737
Loan receivable - Shareholder                 25,994           57,028
                                            --------        ---------
Total assets                                $306,398         $567,659
                                            ========        =========

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)

Current liabilities:
        Bank indebtedness                    $87,145         $      0
        Accounts payable and
          Accrued expenses                   213,491          343,833
                                            --------        ---------
Total liabilities                            300,636          343,833
                                            --------        ---------
Stockholders' equity:

        Retained earnings (deficit)             (887)         230,256
        Accumulated other
          comprehensive(loss)                  6,649           (6,430)
                                            --------        ---------
        Total stockholders'
          equity(deficiency)                   5,762          223,826
                                            --------        ---------
                                            $306,398         $567,659
                                            ========        =========


The accompanying notes are an integral part of these  financial statements. F21

                                  Compuquest Inc.
                                 Computer Division
                               Statements of Operation
              For the years ending July 31, 2003 and July 31, 2002


                                                2003             2002
                                          ----------       ----------
Sales                                     $1,555,860       $2,661,791
        Cost of sales                      1,339,475        2,244,690
                                          ----------       ----------
        Gross profit                         216,385          417,101
        Selling, general and
          administrative expenses            414,122          420,912
                                          ----------       ----------
Net loss before income taxes                (197,737)          (3,811)
        Income tax benefit                         0            5,784
                                          ----------       ----------
Net income (loss)                          $(197,737)          $1,973
                                          ==========       ==========









The accompanying notes are an integral part of these financial statements.  F22

                                  Compuquest Inc.
                                 Computer Division
                  Statements of Stockholders' Equity (Deficiency)
                     As of July 31, 2003 and July  31, 2002


                                                                 Accumulated
                                  Accumulated                       other
                                  Deficit       Comprehensive   Comprehensive
                                                Loss                Loss
                                  -----------   ------------    -------------
Balance July 31, 2001               $ 228,283                   $           0

        Net income for the year         1,973          1,973
        Foreign currency translation
          adjustment                                  (6,430)          (6,430)
                                  -----------   ------------    -------------
Balance July 31, 2002                 230,256        ($4,457)          (6,430)
                                                ============
        Net income for the year      (197,737)      (197,737)
        Dividends paid                (33,406)

        Foreign currency translation
          adjustment                                  13,079           13,079
                                  -----------   ------------    -------------
Balance July 31, 2003                   ($887)     ($184,658)          $6,649
                                  ===========   ============    =============

                                  Compuquest Inc.
                                 Computer Division
                              Statements of Cash Flows
              For the years ending July 31, 2003 and July 31, 2002



                                                          2003            2002
                                                      ---------      ----------
Operating activities
        Net income (loss)                           $ (197,737)         $1,973
                                                      ---------      ----------
        Adjustments to reconcile net loss to
          net cash used
        by operating activities:
        Amortization                                    11,677          10,121
        (Increase) decrease in:
          Accounts receivable                          167,434         (73,788)
          Inventory                                      7,690          14,504
          Prepaid expenses                                 367               0
          Income taxes                                   7,153           4,150
        Increase (decrease) in:
          Accounts payable and accrued expenses       (163,248)        107,085
                                                      ---------      ----------
        Total adjustments                               31,073          62,072
                                                      ---------      ----------
        Net cash provided by (used in) operating
          activities                                  (166,664)         64,045
                                                      ---------      ----------
Investing activities
        Acquisitions of property and equipment          (4,270)         (2,673)
                                                      ---------      ----------
        Net cash used in investing activities           (4,270)         (2,673)
                                                      ---------      ----------
Financing activities
        Dividends paid                                 (33,406)              0
        Increase in bank indebtedness                   81,945               0
        Advances to shareholders                             0         (22,528)
        Payments on loans receivable from shareholders  35,931               0
                                                      ---------      ----------
        Net cash provided by (used in) financing
          activities                                    84,470         (22,528)
                                                      ---------      ----------
Effect of exchange rate changes on cash                  4,417          (1,606)
                                                      ---------      ----------
Net (decrease) increase in cash                        (82,047)         37,238
Cash at beginning of period                             82,047          44,809
                                                      ---------      ----------
Cash at end of period                               $        0         $82,047
                                                      =========      ==========
Supplemental disclosures of cash flow information
Income taxes refunded                                   (7,701)        (30,872)
                                                      ---------      ----------
Interest paid                                            3,103           6,753
                                                      ---------      ----------

The accompanying notes are an integral part of these financial statements.  F24

                                Compuquest Inc.
                              Computer Division
                        Notes to Financial Statements
                         As of July 31, 2003 and 2002







1.      Management's Plans

        The division has sustained operating losses for the year ended
        July 2003 and for the period ended September 30, 2003. The division sold its operating assets and liabilities to On the Go Healthcare, Inc. effective October 1, 2003.

        Management believes that despite the recent losses and limited working capital, the sale to the public company will stabilize the working capital requirements and permit the division to focus on its sales and marketing efforts to improve operational results and its financial condition.

2.      Basis of Presentation

        Compuquest Inc. is a Canadian corporation, incorporated in Ontario on November 30, 1989. The division supplies primarily corporate clients with one-stop shop computer hardware, software, peripherals and supplies. The division's clientele is located across Canada and includes the educational government public sector in addition to its corporate clients.

        These financial statements include only the assets and liabilities and operations which were sold to On the Go Healthcare, Inc. on October 21, 2003 with an effective date of transfer of October 1, 2003.


3.      Significant Accounting Policies

        The significant accounting policies followed are:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The majority of cash is maintained with a major financial institution in Canada. Deposits with these banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

        The Division extends credit to its various customers based on the customer's ability to pay. Based on management's review of accounts receivable, an allowance for doubtful accounts has been recorded.

        Inventory, consisting of computer hardware, is stated at the lower of cost (determined on an average cost basis) or market.

        Property and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets, ranging generally from two to five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

                                                                             F25

        The Company follows Statement of Financial Accounting Standards
        Board No. 121 (SFAS No. 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.
        SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Division estimates the future undiscounted cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future undiscounted cash flows, and these differences may be material. If an asset is determined to be impaired, the Division recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the periods presented, the Division determined that its long lived assets were not impaired.

        Foreign currency translation adjustments arise from the translation of the functional currency of the company into the reporting currency U.S. dollars. The balance sheet is translated at the exchange rate in effect at the balance sheet date, while the statement of operations is translated at the average rates of exchange during the period. The resulting translation adjustments are recorded directly to accumulated other comprehensive income (loss).

        Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in currencies other than the functional currency of the company. These transaction gains and losses are included in results of operations.

        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets are evaluated to determine if the benefit is more likely than not to be realized. If required a valuation allowance is recorded to reduce the value of deferred tax assets to reflect a valuation allowance.

        The Company recognizes revenue when title of goods passes to the customer (generally upon delivery of goods to the customer).

        The Company records amounts billed to customers for shipping and handling costs as sales revenue. Costs incurred by the Company for shipping and handling are included in cost of sales.

        The Company offers discounts and point-of-sale rebates to its customers on its products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

        Advertising costs are charged to operations when the advertising first takes place. Advertising expense for the years ended July 31, 2003 and 2002 amounted to $35,608 and $45,834 respectively. The Company has not incurred any direct-response advertising costs.


                                                                             F26

4.      Recent pronouncements

        In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement was effective for the Company for the year ending July 31, 2003. The adoption of SFAS 146 did not have a significant effect on the Company's financial statement presentation or disclosure..

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this Statement is required with the beginning of fiscal year 2003. . The adoption of this statement did not have a material effect on the Company's results of operations or financial position.

        In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and interpretation of FASB Statements No. 5, 57,and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end.
        The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 on July 31, 2003.
        The adoption of FIN 45 did not have a material impact on the Company's disclosure requirements.

        In January 2003, the FASB issued SFAS No. 148, Accounting for Stock -Based Compensation - Transition and Disclosures. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this Statement is effective for the July 31, 2003 financial statements. The company has no outstanding stock based compensation.


                                                                             F27

        In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," which addresses consolidation by business enterprises of variable interest entities. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. The objective of Interpretation No. 46 is not to restrict the use of variable interest entities but to improve financial reporting by companies involved with variable interest entities. Until now, a company generally has included another entity
        in its   financial statements only if it controlled the entity through voting interests.  Interpretation No. 46 changes that by requiring a
        variable interest entity to be   by a company if that company is
        subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of Interpretation No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not have any variable interest entities, and, accordingly, adoption did not have a material effect on the Company.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a significant effect on the Company's financial statement presentation or disclosures.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.
        SFAS 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning the Company's interim period commencing July 1, 2003. SFAS 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFA 150 and still existing at the beginning of the interim period of adoption. The adoption of SFAS 150 did not have a significant effect on the company's financial statement presentation or disclosures.


5.      Accounts receivable


                                                2003            2002
                                            --------        --------
        Accounts receivable                 $195,503        $329,278
        Provision for doubtful accounts        4,486           1,108
                                            --------        --------
        Accounts receivable, net            $191,017        $328,170
                                            --------        --------


                                                                             F28

6.      Property and Equipment

        Property and equipment consist of the following as of July 31;

                                                2003            2002
                                            --------        --------

        Office equipment                     $59,693         $51,165
        Computer software                      2,451               0
        Computer hardware                     22,818          20,268
        Leasehold Improvements                 7,955           7,066
                                            --------        --------

                                              92,917          78,499
        Less accumulated depreciation         62,812          44,762
                                            --------        --------
                                             $30,105         $33,737
                                            ========        ========


        Depreciation expense for property and equipment for the years July 31, 2003 and 2002 were $11,677 and $10,121 respectively.


7.      Loans Receivable

        The loans receivable are non-interest bearing, and have not been assumed by On The Go as of the date of transfer October 1, 2003

8.      Bank indebtedness

        The company has a line of credit in the amount of $150,000 that bears interest at the bank's prime lending rate plus 1% per annum. The line of credit is secured by a general assignment of book debts, inventory and the personal guarantee of one of the directors.

        The credit line, as part of the acquisition of the operating assets, is being repaid by the acquirer, On the Go Healthcare, Inc. as described in note 11. The credit line has not been transferred to the acquirer.

9.      Net loss per share

        Net loss per share has not been computed as no shares have been issued on the acquisition by On the Go Healthcare, Inc.

10.     Lease Commitments

        The company's lease obligation was settled subsequent to the year end and the landlord has released the company from all future lease obligations for the payment of $5,552 in October 2003.



                                                                            F29

11.     Income Taxes

        Compuquest Inc. is a corporation that reports and files its corporate business tax return with the Canada Customs and Revenue Agency, which governs the administration of income taxes for Canada. The components of the provision for income tax (benefit) expense consist of:


                                                2003            2002
                                            --------        --------
        Foreign                             $      0         $(5,784)
                                            --------        --------


        The principal reason that the aggregate income tax provision is different from that computed by using the U.S. statutory rate of 34 percent is as follows:



                                                        2003            2002
                                                    ---------       ---------
        US statutory rate                            (67,231)         (1,296)
        Changes in tax resulting from foreign
        Income tax at rates other than US
        Statutory rate                               (11,864)           (229)
        Increase (decrease) in valuation allowance    79,095          (4,260)
                                                    ---------       ---------
                                                    $      0         $(5,784)
                                                    ---------       ---------





12.     Subsequent events

        On October 21, 2003, the shareholders signed an agreement to sell the operating assets and liabilities of the company to On the Go Healthcare, Inc. The agreement provides that there is no consideration on the acquisition beyond the assumption of the operating liabilities. In addition, On the Go Healthcare, Inc. agreed to employ certain of the employees of Compuquest, Inc. The investment has been accounted for by the purchase method as follows;


        Accounts receivable      191,888
        Inventory                 33,624
        Property and equipment    63,613
        Bank indebtedness        (79,161)
        Accounts payable        (209,964)
                                ---------
        Net                          Nil



                                                                            F30

_________________________________________       _______________________________


   No dealer, salesman or any other person         ON THE GO HEALTHCARE, INC.
has been authorized to give any information           31,000,000 Shares of
or to make any representations other than                 Common Stock
those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by On the Go
Healthcare, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.
Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

_____________________



   Until 90 days from the date of effectiveness,       _____________
all dealers effecting transactions in the
registered securities, whether or not                      PROSPECTUS
participating in the distribution thereof,               _____________
may be required to deliver a Prospectus.
This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.


                                                         February 27,2004

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

 Please refer to "MANAGEMENT - Limitations on Officer and Director Liability."


Item 25. Other Expenses of Issuance and Distribution

        The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                   Amount to Be paid
        SEC Registration Fee                                $    100
        Printing and Edgarizing expenses                    $  1,500
        Legal fees and expenses                             $ 17,000
        Accounting fees and expenses                        $  5,000
        Transfer agent                                      $    500
        Stock certificates                                  $    200
        Miscellaneous                                       $    700
        Total                                               $ 25,000


Item 26. Recent Sales of Unregistered Securities



            On July 1, 2002, the company issued 11,000,000 common shares in settlement of a loan payable to a related party in the amount of $60,017.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            On July 1, 2002, the company issued 75,000 common shares to each of 5 directors of the company for a total issuance of 375,000 shares with a total value of $2,047.

       The securities issued in the foregoing transaction was made in reliance upon an exemption from registration under Rule 701 promulgated under
       Section 3(b) of the Securities Act. Alternatively, this issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

        - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

        - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

        - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

        - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

        - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
             Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


               The company signed an agreement that for the period
       November 1, 2002 to January 31, 2004 rent will be paid for by the issuance of 10,000 common shares per month in lieu of rent. 150,000 shares have been issued in satisfaction of this agreement. The shares were valued at a total of $15,000.

            This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            In April 2003, the company issued 1,000,000 common shares to Stuart Turk for compensation and 1,000,000 shares of common stock to The Cellular Connection Ltd for use of equipment. The shares were valued at a total of $40,000.

            This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


            In July 2003, the company issued 1,000,000 common shares as consideration for services rendered by NFC Corporation. The shares were valued at a total of $82,000.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            In July 2003, we issued 500,000 common shares as consideration for services rendered by 964434 Ontario Inc. The shares were valued at a total of $43,500.

            This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

         - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

         - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

         - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

         - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

         - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
              Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


              On July 31, 2003, we issued 75,000 common shares to each of 5 directors and officers of the company for a total issuance of 375,000. The shares were valued at a total of $32,625.

       The securities issued in the foregoing transactions was made in reliance upon an exemption from registration under Rule 701 promulgated under
       Section 3(b) of the Securities Act. Alternatively, this issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            On July 31, 2003, we issued 230,000 common shares to Stuart Turk for compensation. The shares were valued at a total of $20,010.

       The securities issued in the foregoing transaction was made in reliance upon an exemption from registration under Rule 701 promulgated under
       Section 3(b) of the Securities Act. Alternatively, this issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


            During the quarter ended October 31, 2003, the company issued 2,374,223 common shares for a total consideration of $262,900 under the terms of its equity line of credit agreement. The difference between the fair market value of the shares at the time of their issue and the proceeds received on the issuance, $44,134, has been treated as a financing expense.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            During the quarter ended January 31, 2004 ,the company issued 2,625,777 common shares for a total consideration of $345,315 under the terms of its equity line of credit agreement. The difference between the fair market value of the shares at the time of their issue and the proceeds received on the issuance, $17,132 has been treated as a financing expense The cost of issuing the shares of $3,041 will be treated as a reduction of the consideration received.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


            The company issued 1,000,000 restricted common shares during November 2003 for consulting services. The shares were valued at a total of $145,000.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

            On November 20 2003, 200,000 common shares were issued for $10,000 upon the exercise of options.

       The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act.

            In January 2004, we issued 900,000 common shares as consideration for services rendered by NFC Corporation. The shares were valued at a total of $117,000.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


            In January 2004, the company issued 100,000 common shares as consideration for services rendered by 964434 Ontario Inc. The shares were valued at a total of $13,000.

       This issuance of securities was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

       - the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

       - we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

       - at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

       - neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

       - we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
            Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


       No underwriters were involved in the foregoing sales of securities.

Exhibits

 3.1  Articles of Incorporation of On The Go Healthcare, Inc. included as
      Exhibit 3.1 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 3.2 Articles Of Incorporation of International Mount Company Ltd. included as Exhibit 3.2 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 3.3  Articles Of Amendment of International Mount Company Ltd. included as
      Exhibit 3.3 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 3.4 By-laws of On The Go Healthcare, Inc. included as Exhibit 3.4 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 3.5  By Laws of International Mount Company Ltd. Pages 1-19 included as
      Exhibit 3.5 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 3.6  By Laws of International Mount Company Ltd. Borrowing included as
      Exhibit 3.6 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 4.1 Stock Specimen included as Exhibit 4.1 to our Form SB-2 filed on May 24, 2001 and incorporated herein by reference.

 5.1  Opinion regarding legality of shares and Consent of counsel

10.1 Lease between On The Go Healthcare, Inc. and 1112396 Ontario Ltd. included as Exhibit 10.1 to our Form 10QSB filed on March 10, 2003 and incorporated herein by reference.

10.2 Equity Line of Credit Agreement, dated February 27, 2004, by and between On The Go Healthcare, Inc. and Dutchess Private Equities Fund, L.P.

10.3 Registration Rights Agreement, dated February 27, 2004 by and between On The Go Healthcare, Inc. and Dutchess Private Equities Fund, L.P.

10.4 Placement Agent Agreement, dated February 27, 2004 by and among On The Go Healthcare, Inc., Dutchess Private Equities Fund, L.P. and Charleston Capital Securities, Inc.

23.1  RSP Consent of Independent Auditors

23.2  Consent of counsel - see Exhibit 5.1

Undertakings



The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this to the registration statement to be signed on its behalf by the undersigned, in the city of Concord, Province Ontario, Country of Canada, on February 27, 2004.


                                                   ON THE GO HEALTHCARE, INC.


                                                   By:/s/ Stuart Turk
                                                   --------------------------
                                                   Stuart Turk, President


        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature                       Title                                   Date


By:/s/ Stuart Turk                                                    02/27/04
------------------------        President, Chief Executive Officer,   --------
Stuart Turk                     Chairman and Director

By:/s/ Evan Schwartzberg        Chief Financial Officer and           02/27/04
------------------------        Accounting Officer                    --------
Evan Schwartzberg

By:/s/ Ralph Magid              Director                              02/27/04
------------------------                                              --------
Ralph Magid

By:/s/ Randal A. Kalpin         Director                              02/27/04
------------------------                                              --------
Randal A. Kalpin